UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material under §240.14a-12

TANGO THERAPEUTICS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒ No fee required.

☐ Fee paid previously with preliminary materials.

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Dear Fellow Stockholder:

Tango Therapeutics was founded with a clear mission: to discover the next generation of targeted therapies in oncology by addressing the specific genetic alterations that drive cancer. We leverage our state-of-the-art target and drug discovery platforms to identify novel disease-relevant targets and develop medicines tailored to defined patient populations with high unmet medical need. Our novel small molecules are designed to be selectively active in cancer cells with specific genetic alterations, killing those cancer cells while sparing normal cells. We believe our approach will provide the ability to deliver deep, durable target inhibition with favorable tolerability and safety profiles, thus potentially maximizing clinical benefit.

We made significant progress across our research and clinical development programs in 2025:

•
In October 2025, we reported positive data from the ongoing monotherapy Phase 1/2 clinical trial of vopimetostat, our lead PRMT5 inhibitor, demonstrating durable clinical activity across multiple cancer types, with a strong safety and tolerability profile. We plan to initiate our first pivotal study in second line pancreatic cancer for vopimetostat in 2026.
•
In June 2025, we treated the first patient in our Phase 1/2 trial of vopimetostat and Revolution Medicines’ daraxonrasib (RAS(ON) multi-selective inhibitor) or zoldonrasib (RAS(ON) G12D-selective inhibitor) in patients with MTAP-deleted and RAS mutant metastatic pancreatic or lung cancer. We are encouraged by the early efficacy signals and safety profile emerging from this study and plan to provide a safety and efficacy update for this study in 2026, which we believe will inform a path to first line pancreatic cancer.
•
In May 2025, we treated the first patient in the Phase 1/2 trial of TNG456 in patients with MTAP-deleted solid tumors, with a focus on glioblastoma. TNG456 is a next-generation, brain-penetrant, MTA-cooperative PRMT5 inhibitor. We plan to share initial safety and efficacy data from this study in 2026.

The board of directors and I are pleased to invite you to attend the 2026 Annual Meeting of Stockholders, or the Annual Meeting, of Tango Therapeutics, Inc., or Tango, or the Company, to be held virtually on Thursday, June 4, 2026 at 9:00 a.m. Eastern Time. Stockholders will have the ability to participate in the Annual Meeting, vote their shares and ask questions by accessing the virtual meeting.

At the Annual Meeting, our stockholders will be asked to: (1) elect three nominees who are named in the Proxy Statement as Class II Directors; (2) ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026; (3) hold a non-binding, advisory vote to approve the compensation of our named executive officers; and (4) transact any other business that properly comes before the Annual Meeting (including adjournments, continuations and postponements thereof). Our board of directors recommends that you vote “FOR” the election of the director nominees, “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP, and “FOR” the approval, on a non-binding, advisory basis, of the compensation of our named executive officers. You should carefully read our proxy materials, which contain detailed information concerning each of these proposals.

Under the Securities and Exchange Commission rules, the Company is providing access to the proxy materials for the Annual Meeting to stockholders via the Internet. Accordingly, you can access the proxy materials and vote at www.proxyvote.com. Instructions for accessing the proxy materials and voting are described below and in the Notice of Internet Availability of Proxy Materials that you received in the mail (unless you have previously requested a paper copy of our proxy materials). The Notice of Internet Availability of Proxy Materials also contains instructions on how to request a paper copy of our proxy materials and our Annual Report on Form 10-K for the year ended December 31, 2025. This process allows us to provide our stockholders with the information they need on a more timely basis, while reducing the environmental impact and lowering the costs of printing and distributing our proxy materials.

Your vote is very important. Whether or not you plan to virtually attend the meeting, please carefully review the proxy materials and then cast your vote. If you are a stockholder of record and have received our Notice of Internet Availability of Proxy Materials, then instructions regarding how you can vote are contained in that notice. If you requested to receive a printed set of the proxy materials, please vote by completing, signing, dating and mailing the accompanying proxy card in the return envelope or voting by telephone or the Internet, in accordance with the instructions set forth on the proxy card. Submitting your vote via the Internet, by telephone or proxy card will not affect your right to attend and to vote at the Annual Meeting if you decide to virtually attend the Annual Meeting. If your shares are held in street name (held for your account by a broker or other nominee), you will receive instructions from your broker or other nominee explaining how to vote your shares, and you will have the option to cast your vote by telephone or over the Internet if your voting instruction form from your broker or nominee includes instructions and a toll-free telephone number or Internet website to do so. In any event, to be sure that your vote will be received in time, please cast your vote by your choice of available means at your earliest convenience.

On behalf of our board of directors, team members, and patients, thank you for your ongoing support of, and continued interest in, Tango.

Sincerely,

Malte Peters, M.D.

President and Chief Executive Officer

Tango Therapeutics, Inc.

201 Brookline Avenue, Suite 901

Boston, MA 02215

NOTICE OF 2026 ANNUAL MEETING OF STOCKHOLDERS

To be held on June 4, 2026

Notice is hereby given that the 2026 Annual Meeting of Stockholders, or Annual Meeting, of Tango Therapeutics, Inc., will be held online on Thursday, June 4, 2026. You may attend the meeting virtually via the Internet, where you will be able to participate in the meeting, vote electronically and submit questions that are germane to the matters under consideration at the Annual Meeting. You will need the 16-digit control number included with the Notice of Internet Availability of Proxy Materials, your proxy card (if you received a printed copy of the proxy materials) or in the instructions that accompanied your proxy materials in order to attend the Annual Meeting.

The purpose of the Annual Meeting is the following:

1. To elect three Class II Directors (Malte Peters, M.D., Kanishka Pothula, and Mace Rothenberg, M.D.) to our board of directors, each to serve until the 2029 annual meeting of stockholders and until his successor has been duly elected and qualified, or until his earlier death, resignation or removal;

2. To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2026;

3. To approve, on a non-binding, advisory basis, the compensation of our named executive officers; and

4. To transact any other business properly brought before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

The Annual Meeting will begin promptly at 9:00 a.m. Eastern Time. Only stockholders of record at the close of business on April 7, 2026 will be entitled to vote at the Annual Meeting and any adjournment or postponement thereof.

We are pleased to adhere to the Securities and Exchange Commission’s “Notice and Access” rule that allows companies to furnish their proxy materials by posting them on the Internet. As a result, we are mailing to our stockholders a Notice of Internet Availability of Proxy Materials, or the Notice, instead of a paper copy of the accompanying proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, or 2025 Annual Report. We plan to mail the Notice on or about April 17, 2026, and it contains instructions on how to access both the 2025 Annual Report and accompanying proxy statement over the Internet. This method provides our stockholders with expedited access to proxy materials and not only lowers the cost of printing and distribution but also reduces the environmental impact of the Annual Meeting. If you would like to receive a print version of the proxy materials, free of charge, please follow the instructions in this Notice.

To be virtually admitted to the Annual Meeting and vote your shares, you must provide the 16-digit control number as provided in the Notice, your proxy card (if you received a printed copy of the proxy materials) or in the instructions that accompanied your proxy materials. Please see the “General Information Regarding the Meeting” section of the proxy statement that accompanies this notice for more details regarding the logistics of the virtual Annual Meeting, including the ability of stockholders to submit questions that are germane to the topics under consideration at the Annual Meeting during the Annual Meeting, and technical details and support related to accessing the virtual platform.

Your vote is important. Whether or not you expect to attend the Annual Meeting virtually, it is important that your shares be represented. To ensure that your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the meeting, by submitting your proxy via the Internet at the address listed on the proxy card, via the telephone number listed on the proxy card or by signing, dating and returning the proxy card. Even if you have voted by proxy, you may still vote at the Annual Meeting. Please note, however, that if your shares are held through a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from that record holder.

By order of the Board of Directors,

Julie Fogarty

Vice President, Legal and Corporate Secretary

Boston, MA

April 17, 2026

PROXY STATEMENT SUMMARY

FOR THE 2026 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 4, 2026

This proxy statement contains information about the 2026 Annual Meeting of Stockholders, or the Annual Meeting, of Tango Therapeutics, Inc., which will be held online on June 4, 2026 at 9:00 a.m. Eastern Time. You may attend the Annual Meeting virtually via the Internet at www.virtualshareholdermeeting.com/TNGX2026, where you will be able to vote electronically and submit questions germane to the matters under consideration at the Annual Meeting. The board of directors of Tango Therapeutics, Inc. is using this proxy statement to solicit proxies for use at the Annual Meeting. In this proxy statement, the terms “Tango,” the “Company,” “we,” “us,” and “our” refer to Tango Therapeutics, Inc. The mailing address of our principal executive office is: 201 Brookline Avenue, Suite 901, Boston, Massachusetts, 02215.

All properly submitted proxies will be voted in accordance with the instructions contained in those proxies. If a proxy is signed and/or returned without instructions, the proxies will be voted in accordance with the recommendation of our board of directors with respect to each of the matters set forth in this proxy statement and the accompanying proxy card. You may revoke your proxy at any time before it is exercised at the meeting by giving our corporate secretary written notice to that effect, by mailing a duly executed proxy bearing a later date, re-voting by phone or the Internet prior to the date and time identified in this proxy statement or by voting in person at the Annual Meeting. We are mailing to our stockholders a Notice of Internet Availability of proxy materials, or the Notice, and our 2025 Annual Report on or about April 17, 2026.

Important Notice Regarding the Availability of Proxy Materials for

the Annual Meeting of Stockholders to be Held on June 4, 2026:

This proxy statement and our 2025 Annual Report on Form 10-K are available for viewing, printing and downloading at www.proxyvote.com.

A copy of our 2025 Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, or SEC, except for exhibits, will be furnished without charge to any stockholder upon written request or oral request to Tango Therapeutics, Inc., 201 Brookline Avenue, Suite 901, Boston, Massachusetts, 02215, (857) 320-4900, Attention: Corporate Secretary. This proxy statement and our 2025 Annual Report are also available on the SEC’s website at www.sec.gov.

GENERAL INFORMATION REGARDING THE MEETING

Why is Tango holding a virtual Annual Meeting?

This year’s Annual Meeting will be a “virtual meeting” of stockholders. We believe that the virtual meeting format facilitates greater stockholder attendance and participation at our Annual Meeting by allowing all stockholders to participate equally through the Internet, free of cost. Stockholders will, to the extent possible, be afforded rights and opportunities to participate at the virtual meeting similar to those they would have at an in-person meeting. We have designed our virtual format to enhance, rather than constrain, stockholder access, participation and communication.

How can I virtually attend the Annual Meeting?

To attend and participate in the Annual Meeting, stockholders will need to access the live webcast of the meeting. To do so, stockholders will need to visit www.virtualshareholdermeeting.com/TNGX2026 and enter the 16-digit control number provided in the Notice of Internet Availability of the Proxy Materials, or the Notice, the proxy card (if the stockholder received a printed copy of the proxy materials) or in the instructions that accompanied the stockholders' proxy materials. Beneficial owners of shares held in "street name" (as described below) will need to follow the instructions provided in the voting instructions form by their broker, bank or other nominee that holds their shares.

On the day of the Annual Meeting, stockholders may log-in to the online virtual annual meeting platform beginning at 8:45 a.m. Eastern Time, and the meeting will begin promptly at 9:00 a.m. Eastern Time. Please allow ample time for on-line login so that you may participate in the entire Annual Meeting.

Questions related to substantive matters of business under consideration at the Annual Meeting may be asked during the Annual Meeting by logging on to the virtual meeting platform. If you wish to submit a question during the Annual Meeting, you may do so on the virtual meeting platform www.virtualshareholdermeeting.com/TNGX2026. Our Annual Meeting will be governed by the Annual Meeting’s Rules of Conduct and Procedures, which will address the ability of stockholders to ask questions during the meeting and rules for how questions will be recognized and addressed. The Annual Meeting’s Rules of Conduct and Procedures will be available on the virtual meeting platform during the course of the Annual Meeting. Any questions or comments that are unrelated to the business of the Annual Meeting will not be addressed at the meeting.

How can I get help if I have trouble checking in or listening to the meeting online?

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting or submitting questions. If you encounter any difficulties accessing the virtual meeting or submitting a question, a technical support number will be posted on the virtual meeting platform (www.virtualshareholdermeeting.com/TNGX2026), which may be accessed beginning 15 minutes prior to the scheduled start time of the Annual Meeting.

When is this proxy statement and the accompanying materials scheduled to be sent to stockholders?

We are mailing to our stockholders the Notice instead of a paper copy of the accompanying proxy statement and our 2025 Annual Report on or about April 17, 2026, and it contains instructions on how to access those documents over the Internet. You will need the control number included on the Notice, proxy card or voting instruction form to access these materials. If you would like to receive a print version of the proxy materials, free of charge, please follow the instructions on the Notice.

Who is soliciting my vote?

Our board of directors is soliciting your vote for the Annual Meeting, including at any adjournments or postponements of the meeting.

When is the record date for the Annual Meeting?

The record date for determination of stockholders entitled to vote at the Annual Meeting is the close of business on April 7, 2026. Only stockholders of record at the close of business on April 7, 2026 are entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement of the meeting.

How many votes can be cast by all stockholders?

There were 144,242,271 shares of our voting common stock, par value $0.001 per share, outstanding on April 7, 2026, all of which are entitled to vote with respect to all matters to be acted upon at the Annual Meeting. Each stockholder of record is entitled to one vote for each share of our common stock held by such stockholder. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or vote on your own behalf at our virtual Annual Meeting. None of our authorized shares of preferred stock were outstanding as of April 7, 2026.

Who is entitled to vote?

Registered Stockholders. If shares of our common stock are registered directly in your name with our transfer agent, you are considered the stockholder of record with respect to those shares. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or vote on your own behalf at our virtual Annual Meeting. Throughout this proxy statement, we refer to these registered stockholders as “stockholders of record.”

Street Name Stockholders. If shares of our common stock are held on your behalf in a brokerage account or by a bank or other nominee, you are considered to be the beneficial owner of shares that are held in “street name,” and the proxy materials were forwarded to you by your broker or nominee, who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or other nominee as to how to vote your shares. Beneficial owners are also invited to attend our virtual Annual Meeting. If your shares are held in "street name", you will receive instructions from your bank, broker or other nominee explaining how to vote your shares, and you will have the option to cast your vote by telephone or over the Internet if your voting instruction form from your bank, broker or nominee includes instructions and a toll-free telephone number or Internet website to do so. Note that if your shares are held in "street name," you should also be receiving a voting instruction form for you to use from your broker. Throughout this proxy statement, we refer to stockholders who hold their shares through a bank, broker or other nominee as “street name stockholders.”

What matters are being voted on at the Annual Meeting?

The following matters are being voted on at the Annual Meeting:

(1) Elect three directors (Malte Peters, M.D., Kanishka Pothula, and Mace Rothenberg, M.D.) as Class II Directors of the board of directors, each to serve until the 2029 annual meeting of stockholders and until his successor has been duly elected and qualified, or until his earlier death, resignation or removal;

(2) Ratify the appointment of PricewaterhouseCoopers LLP as Tango's independent registered public accounting firm for 2026; and

(3) Approve, on a non-binding, advisory basis, the compensation of our named executive officers.

We do not know of any other matters that may come before the Annual Meeting. If any other matters are properly presented at the Annual Meeting, your form of proxy authorizes the individuals named as proxies to vote, or otherwise act, in accordance with their best judgment.

How do I vote?

If you are a stockholder of record, there are four ways to vote:

• By Internet. You may vote at www.proxyvote.com, 24 hours a day, seven days a week. You will need the control number included on your Notice or proxy card in order to vote by Internet.

• During the Annual Meeting. You may vote in person virtually by attending the Annual Meeting through www.virtualshareholdermeeting.com/TNGX2026. To attend the Annual Meeting virtually and vote your shares, you must register for the Annual Meeting and provide the control number located on your Notice or proxy card.

• By Telephone. You may vote using a touch-tone telephone by calling 1-800-690-6903, 24 hours a day, seven days a week. You will need the control number included on your Notice or proxy card to vote by telephone.

• By Mail. You may vote by completing and mailing your proxy card.

Even if you plan to participate in our virtual Annual Meeting, we recommend that you vote by proxy in advance of the Annual Meeting date so that your vote will be counted if you later decide not to participate in the Annual Meeting.

If you are a street name stockholder, you will receive voting instructions from your broker, bank or other nominee. You must follow the voting instructions provided by your broker, bank or other nominee in order to instruct your broker, bank or other nominee on how to vote your shares. Street name stockholders should generally be able to vote by returning an instruction card, by telephone or on the Internet. However, the availability of telephone and Internet voting will depend on the voting process of your broker, bank or other nominee. As discussed above, if you are a street name stockholder, you may not vote your shares on your own behalf at the Annual Meeting unless you obtain a legal proxy from your broker, bank or other nominee.

By Proxy

If you will not be attending the Annual Meeting, you may vote by proxy. You can vote by proxy over the Internet or telephone by following the instructions provided in the enclosed proxy card. Proxies submitted by mail must be received by the deadline set forth on the proxy card.

If you complete and submit your proxy before the Annual Meeting, the persons named as proxies will vote the shares represented by your proxy in accordance with your instructions. If you submit a signed proxy without giving voting instructions, your shares will be voted in the manner recommended by the board of directors on all matters presented in this proxy statement, and as the persons named as proxies may determine in their discretion with respect to any other matters properly presented at the Annual Meeting. You may also authorize another person or persons to act for you as proxy in a writing, signed by you or your authorized representative, specifying the details of such proxies’ authority. The original writing must be given to each of the named proxies, although it may be sent to them by electronic transmission if, from that transmission, it can be determined that the transmission was authorized by you.

If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in your proxy and acting thereunder will have discretion to vote on those matters in accordance with their best judgment. We do not currently anticipate that any other matters will be raised at the Annual Meeting.

How do I change or revoke my vote or proxy?

You may revoke your proxy by (1) entering a new vote by mail, over the Internet or via telephone that we receive before the start of the Annual Meeting, (2) attending and voting at the Annual Meeting online (although attendance at the Annual Meeting will not in and of itself revoke a proxy), or (3) by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with our Corporate Secretary. Any written notice of revocation or subsequent proxy card must be received by our Corporate Secretary prior to the taking of the vote at the Annual Meeting. Such written notice of revocation or subsequent proxy card should be hand delivered to our Corporate Secretary or sent to our principal executive offices at 201 Brookline Avenue, Suite 901, Boston, Massachusetts 02215, Attention: Corporate Secretary. Only your latest vote will be counted at the Annual Meeting.

If a broker, bank, or other nominee holds your shares, you must contact such broker, bank, or nominee in order to find out how to change your vote.

How is a quorum reached?

Our Amended and Restated Bylaws, or bylaws, provide that a majority of the shares entitled to vote, present or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting.

Under the General Corporation Law of the State of Delaware, shares that are voted “abstain” or “withheld” and broker “non-votes” are counted for purposes of determining whether a quorum is present at the Annual Meeting. If a quorum is not present, the meeting may be adjourned until a quorum is obtained. There were 144,242,271 shares of common stock outstanding and entitled to vote on April 7, 2026, our record date. Therefore, a quorum will be present if 72,121,136 shares of our common stock are present in person or represented by executed proxies timely received by us at the Annual Meeting.

What vote is required for each proposal?

		Board's Recommendation	Broker Discretionary Voting Allowed	Treatment of Votes Withheld, Abstentions and Broker Non-Votes	Required
Proposal 1	Election of Class II Directors	FOR ALL Class II Director Nominees (Malte Peters, M.D., Kanishka Pothula, and Mace Rothenberg, M.D.)	No	Votes withheld and broker non-votes, if any, will have no effect on the outcome of the proposal	Plurality of votes properly cast
Proposal 2	Ratification of PricewaterhouseCoopers LLP as independent auditors for 2026	FOR	Yes	Abstentions and broker non-votes, if any, will have no effect on the outcome of the proposal	Majority of votes properly cast
Proposal 3	Approval, on a non-binding, advisory basis, of the compensation of our named executive officers	FOR	No	Abstentions and broker non-votes, if any, will have no effect on the outcome of the proposal	Majority of votes properly cast

How is the vote counted?

Under our bylaws, any proposal other than an election of directors is decided by a majority of the votes properly cast for and against such proposal, except where a larger vote is required by law, our bylaws, or by our Second Amended and Restated Certificate of Incorporation, as amended to date, or charter. As noted above, abstentions and broker “non-votes” are not included in the tabulation of the voting results on any such proposal and, therefore, do not have an impact on such proposals. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item, and has not received instructions from the beneficial owner.

If your shares are held in “street name” by a brokerage firm, your brokerage firm is required to vote your shares according to your instructions. If you do not give instructions to your brokerage firm, the brokerage firm will still be able to vote your shares with respect to certain “discretionary” items, but will not be allowed to vote your shares with respect to “non-discretionary” items. Proposal No. 1 and Proposal No. 3 are “non-discretionary” items. If you do not instruct your broker how to vote with respect to these proposals, your broker may not vote for these proposals, and those votes will be counted as broker “non-votes.” Proposal No. 2 is considered to be a discretionary item, and your brokerage firm will be able to vote on this proposal even if it does not receive instructions from you.

To be elected, the directors nominated via Proposal No. 1 must receive a plurality of the votes properly cast and entitled to vote on the proposal, meaning that the three director nominees receiving the most votes will be elected (even if it is less than a majority of the votes cast). You may vote for each of the director nominees or withhold authority to vote your shares. Shares voting “withheld” have no effect on the election of the directors. Broker non-votes will have no effect on the election of the nominees for Class II Directors.

The ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026 requires the affirmative vote of a majority of the votes properly cast for and against such matter. You may vote for, against or abstain from voting on this proposal. Abstentions and broker non-votes will have no effect on the outcome of Proposal No. 2.

The non-binding, advisory vote to approve the compensation of our named executive officers, or the say-on-pay vote, is a “non-routine” matter. If you do not instruct your broker how to vote with respect to this proposal, your broker may not vote for this proposal, and those votes will be counted as broker “non-votes.” For this proposal, a majority of the votes properly cast thereon is required to approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers. Abstentions and broker non-votes, if any, will have no effect on the outcome of the vote on this proposal. Because this vote is advisory and not binding on us, our board of directors or our compensation committee in any way, our board of directors and compensation committee may decide that it is in our and our stockholders’ best interests to compensate our named executive officers in an amount or manner that differs from what is approved by our stockholders, but our board of directors and compensation committee will take into account the outcome of the vote when considering future executive compensation matters.

Who pays the cost for soliciting proxies?

We are making this solicitation and will pay the entire cost of preparing and distributing our proxy materials and soliciting votes. If you choose to access the proxy materials or vote over the Internet, you are responsible for any Internet access charges that you may incur. Our officers and employees may, without compensation other than their regular compensation, solicit proxies through further mailings, personal conversations, facsimile transmissions, e-mails, or otherwise. Proxy solicitation expenses that we will pay include those for preparation, mailing, returning, and tabulating the proxies.

How may stockholders submit matters for consideration at an Annual Meeting?

The required notice must be in writing and received by our Corporate Secretary at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. However, in the event that the date of the annual meeting is advanced by more than 30 days, or delayed by more than 60 days, from the first anniversary of the preceding year’s annual meeting, or if no annual meeting was held in the preceding year, a stockholder’s notice must be so received no earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (A) the 90th day prior to such annual meeting and (B) the tenth day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs. For stockholder proposals to be brought before the 2027 Annual Meeting of Stockholders, the required notice must be received by our Corporate Secretary at our principal executive offices no earlier than February 4, 2027 and no later than March 6, 2027. See the section titled “Stockholder Proposals.”

In addition, any stockholder proposal intended to be included in the proxy statement for the next annual meeting of our stockholders in 2027 must also satisfy the requirements of SEC Rule 14a-8 under the Exchange Act, and be received not later than December 18, 2026. In addition, to comply with the SEC’s universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act. If the date of the annual meeting is moved by more than 30 days from the date contemplated at the time of the previous year’s proxy statement, then notice must be received within a reasonable time before we begin to print and send proxy materials. If that happens, we will publicly announce the deadline for submitting a proposal in a press release or in a document filed with the SEC.

If a stockholder wishes to propose a nomination of persons for election to our board of directors or present a proposal at an annual meeting but does not wish to have the proposal considered for inclusion in our proxy statement and proxy card, our bylaws establish an advance notice procedure for such nominations and proposals. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the board of directors or by a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered timely notice in proper form to our Corporate Secretary of the stockholder’s intention to bring such business before the meeting.

How can I find out the results of the voting at the Annual Meeting?

We plan to announce preliminary voting results at the Annual Meeting. Final voting results will be published in a Current Report on Form 8-K, or Form 8-K, that we expect to file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

OVERVIEW OF PROPOSALS

The summary below highlights information that is described in more detail elsewhere in this proxy statement. This summary does not contain all of the information you should consider, and we urge you to read the entire proxy statement carefully before voting.

This Proxy Statement contains three proposals requiring stockholder action.

Proposal No. 1 - Election of Class II Directors

You are being asked to vote on the election of three Class II Directors (Malte Peters, M.D., Kanishka Pothula, and Mace Rothenberg, M.D.) to our board of directors.

Proposal No. 2 - Ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm

You are being asked to vote to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026.

Proposal No. 3 – Non-binding, advisory vote on the compensation of our named executive officers

You are being asked to vote, on a non-binding, advisory basis, to approve the compensation of our named executive officers.

The board of directors recommends that you vote FOR the director nominees in Proposal No. 1 and FOR Proposal No. 2 and Proposal No. 3.

Each of the proposals listed above is discussed in more detail in the pages that follow.

PROPOSAL NO. 1 – ELECTION OF CLASS II DIRECTORS

Our board of directors currently consists of eight members. In accordance with the terms of our charter and bylaws, our board of directors is divided into three classes – Class I, Class II and Class III – with members of each class serving staggered three-year terms.

Three directors have been nominated for election at the Annual Meeting to serve until the 2029 annual meeting of stockholders and until their successors have been duly elected and qualified. In the event that a nominee is unable to serve as a director, the shares represented by the proxy will be voted for such other candidate, if any, as may be nominated by the board of directors to replace such nominee. All nominees have consented to be named in the proxy statement and have indicated their intent to serve if elected. The board of directors has no reason to believe that any of the nominees will be unable to serve. Pursuant to our bylaws, directors are elected by plurality vote in uncontested director elections such as this one. The number of candidates for election as Class II Directors at the Annual Meeting is the same as the number of Class II Directors to be elected at the Annual Meeting. Therefore, this is an uncontested election and the directors will be elected by the affirmative vote of a plurality of the votes properly cast by the shares present or represented and entitled to vote at the Annual Meeting, in person or by proxy. The nominees for election as director are those identified in this proxy statement.

The following table presents our current directors, their respective term on the board of directors, ages and positions as of April 7, 2026. Director service dates in the table below and elsewhere in this proxy statement reflect the periods such director commenced director service with Tango, including if such services commenced prior to the completion of the Business Combination (as described below).

Name	Age	Position	Served as a Director Since
Class II Directors with terms that will expire at the Annual Meeting
Malte Peters, M.D.	63	President, Chief Executive Officer and Director	September 2018
Kanishka Pothula	41	Director	November 2023
Mace Rothenberg, M.D.	69	Director	March 2021
Class III Directors with terms that will expire at the 2027 Annual Meeting
Alexis Borisy	54	Director, Lead Independent Director	March 2017
John Ketchum	70	Director	August 2023
Barbara Weber, M.D.	69	Executive Chairman	March 2017
Class I Directors with terms that will expire at the 2028 Annual Meeting
Lesley Ann Calhoun	60	Director	March 2021
Sung Lee	55	Director	January 2026

Upon the expiration of the term of a class of directors, directors in that class will be eligible to be elected for a new three-year term at the annual meeting of stockholders in the year in which their term expires.

Nominees for Election as Class II Directors

Our board of directors has nominated Malte Peters, M.D., Kanishka Pothula, and Mace Rothenberg, M.D. for election as Class II Directors to serve for a three-year term ending at the 2029 annual meeting of stockholders and until their successors are elected and qualified. Each of the nominees is a current member of our board of directors and has consented to serve if elected.

Vote Required and Board of Directors’ Recommendation

Each stockholder has one vote per share. Stockholders do not have the right to vote cumulatively in electing directors.

The nominees for Class II Directors who receive the most votes (also known as a plurality) will be elected. You may vote either FOR all of the nominees, WITHHOLD your vote from all of the nominees, or WITHHOLD your vote from any one or more of the nominees. Shares voting “withheld” will have no effect on the election of a director. If your shares are held in “street name” by a broker, bank or other nominee, your broker, bank or other nominee does not have authority to vote your unvoted shares held by the firm for the election of a director. As a result, any shares not voted by you will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote.

The proxies will be voted in favor of the above nominee unless a contrary specification is made in the proxy. The nominees have consented to serve as our directors if elected. However, if a nominee is unable to serve or for good cause will not serve as a director, the proxies will be voted for the election of such substitute nominee as our board of directors may designate.

The board of directors recommends voting “FOR” the election of Malte Peters, M.D., Kanishka Pothula, and Mace Rothenberg, M.D. as Class II Directors, each to serve for a three-year term ending at the annual meeting of stockholders to be held in 2029.

GENERAL INFORMATION ABOUT THE BOARD OF DIRECTORS

Our Board of Directors

On August 10, 2021, BCTG Acquisition Corp., a Delaware corporation, or BCTG, consummated a business combination, or Business Combination, pursuant to the terms of the Agreement and Plan of Merger, dated as of April 13, 2021, by and among BCTG, BCTG Merger Sub Inc., a Delaware corporation, and Tango Therapeutics, Inc. (now known as Tango Therapeutics Sub, Inc., which we refer to as “Tango” in this proxy statement prior to the closing of the Business Combination). Upon the consummation of the Business Combination, our board of directors was divided into three staggered classes of directors, with each director assigned to one of the three classes. At each annual meeting of our stockholders, a class of directors will be elected for a three-year term to succeed the directors of the same class whose terms are then expiring. The terms of the directors will expire upon the election and qualification of successor directors at the Annual Meeting for the Class II Directors, at the annual meeting of stockholders to be held during the year 2027 for Class III Directors, and at the annual meeting of stockholders to be held during the year 2028 for Class I Directors. Lesley Ann Calhoun and Sung Lee currently serve as our Class I Directors, Malte Peters, M.D., Mace Rothenberg, M.D. and Kanishka Pothula currently serve as our Class II Directors and Alexis Borisy, John Ketchum and Barbara Weber, M.D. currently serve as our Class III Directors.

Our charter and bylaws provide that the number of directors shall be fixed solely and exclusively by a resolution adopted from time to time by our board of directors.

Class II Director Nominees for Election for a Three-Year Term Ending at the 2029 Annual Meeting

Malte Peters, M.D., has served as our Chief Executive Officer, or CEO, and President since January 2026 and on our board of directors since September 2018. Dr. Peters served as Chief Executive Officer of Hookipa Pharma, Inc., or Hookipa, a clinical stage biopharmaceutical company, from July 2024 to January 2026, and currently serves as a Managing Director. Dr. Peters served on the board of directors of Hookipa from December 2022 to January 2026 and also served as an interim Senior Clinical Advisor at Hookipa from November 2023 to July 2024. From March 2020 to December 2022, Dr. Peters served as Chief Research and Development Officer of MorphoSys AG (formerly FSE: MOR), a biopharmaceutical company that was acquired by Novartis in 2024, and prior to that, served as its Chief Development Officer and member of its management board since March 2017. Prior to his time at MorphoSys, Dr. Peters served as the Global Head of Clinical Development of the Biopharmaceuticals Business Unit at Sandoz International. From 2004 to 2015, he served as Clinical Head and Site Head for Basel and East Hanover in the Department of Oncology Translational Medicine at Novartis. Dr. Peters has also held teaching appointments in Internal Medicine and Biochemistry at the University of Mainz, Germany, served as Research Scientist at the Amgen Research Institute in Toronto, Canada, as Director of Cancer Research at Merck KGaA and as Medical Director at Micromet AG. Dr. Peters received his Doctor of Medicine from the Freie Universität Berlin, Germany, and was trained at the Universities of Padova, Italy, and Bochum and Berlin, Germany. After scientific work at different universities, he habilitated in Internal Medicine at the University of Mainz, Germany. We believe Dr. Peters’ position as our CEO and President, as well as his leadership skills and extensive knowledge of the biotechnology industry, make him qualified to serve on our board of directors.

Mace Rothenberg, M.D., has served on our board of directors since March 2021. Dr. Rothenberg has served as President and Executive Director of the Museum of Medicine and Biomedical Discovery, a 501(c)3, not-for-profit organization, since September 2022. He was previously at Pfizer, Inc., a pharmaceutical company, where he served as Chief Medical Officer and Head of Worldwide Medical and Safety from 2019 to 2021, Chief Development Officer for Oncology from 2016 to 2018, and Senior Vice President for Clinical Development and Medical Affairs for Pfizer Oncology from 2008 to 2016. Prior to joining Pfizer, Dr. Rothenberg spent 25 years in academia, serving on the faculties of the University of Texas Health Science Center - San Antonio and Vanderbilt University Medical Center. Dr. Rothenberg is a fellow of the American College of Physicians, the American Society of Clinical Oncology, the New York Academy of Medicine and is board-certified in Internal Medicine and Medical Oncology. Dr. Rothenberg has been a member of the board of directors of Surrozen, Inc. (NASDAQ: SRZN), a biotechnology company discovering and developing drug candidates to selectively modulate the Wnt pathway, since May 2021, Aulos Bioscience, a privately-held immuno-oncology company, since March 2021, and Chiara Biosciences, a privately-held targeted protein degrader company, since February 2022. Dr. Rothenberg received his B.A. from the University of Pennsylvania, his M.D. from the New York University School of Medicine, and completed his residency in Internal Medicine at Vanderbilt University and his fellowship in Medical Oncology at the National Cancer Institute. We believe Dr. Rothenberg’s industry experience and life science expertise make him qualified to serve on our board of directors.

Kanishka Pothula has served as a member of our board of directors since November 2023. Mr. Pothula joined Nextech Ventures (US), an affiliate of Nextech Invest, in March 2023 and currently serves as a Managing Partner. Prior to joining Nextech Ventures (US), Mr. Pothula spent eleven years at BVF Partners, a biotechnology-focused hedge fund, where he served various roles throughout his tenure, most recently as Managing Partner. Mr. Pothula holds a M.S. in biotechnology from Georgetown University and a B.S. in bioengineering from the University of California, San Diego. We believe that Mr. Pothula’s extensive experience in finance and the life sciences industry make him qualified to serve on our board of directors.

Class III Directors Continuing in Office Until the 2027 Annual Meeting

Alexis Borisy has served as a member of our board of directors since our founding in 2017 and was the chairman of our board of directors from August 2021 until January 2026. Mr. Borisy is the co-founder and operating chairman of Curie.Bio, a new model for venture in biotech. In 2022, Mr. Borisy co-founded IDRx, Inc., a biopharmaceutical company that was acquired by GlaxoSmithKline LLC in February 2025). Also in 2022, Mr. Borisy became a director of Nextech Invest, a Swiss-based venture firm, and transitioned to Chairman in 2023. From June 2019 to November 2023, Mr. Borisy served as Chief Executive Officer and Chairman of EQRx, Inc. (formerly NASDAQ: EQRX), a biotechnology company, which was acquired by Revolution Medicines. From 2010 to June 2019, Mr. Borisy was a partner at Third Rock Ventures, a series of venture capital funds investing in life science companies. Mr. Borisy co-founded Blueprint Medicines Corporation (NASDAQ: BPMC), a biopharmaceutical company, and served as its Interim Chief Executive Officer from 2013 to 2014 and as a member of its board of directors from 2011 until its acquisition by Sanofi in July 2025. Mr. Borisy co-founded Foundation Medicine, Inc. and served as its Interim Chief Executive Officer from 2009 to 2011 and served as a member of its board of directors from 2009 to July 2018, until its acquisition by Roche. In addition, during the past five years Mr. Borisy has served as a member of the board of directors of Relay Therapeutics, Inc. (NASDAQ: RLAY) and Revolution Medicines, Inc. (NASDAQ: RVMD) since April 2015 and November 2014, respectively. He previously served on the board of directors of Magenta Therapeutics, Inc. (previously NASDAQ: MGTA), a publicly traded biotechnology company, prior to its acquisition by Dianthus Therapeutics, Inc., from June 2015 to June 2022 and Editas Medicine, Inc. (NASDAQ: EDIT) from November 2013 to March 2018. Mr. Borisy received an A.B. in Chemistry from the University of Chicago and an A.M. in Chemistry and Chemical Biology from Harvard University. We believe Mr. Borisy’s extensive experience as an executive of, and working with and serving on the boards of directors of, multiple biopharmaceutical and life sciences companies and his experience working in the venture capital industry provide him with the qualifications and skills necessary to serve as a member of our board of directors.

John Ketchum has served as a member of our board of directors since August 2023. Since 2018, Mr. Ketchum has operated Bonnieview Consulting, LLC, a consulting agency that provides strategic and business services to pharmaceutical and biotech companies from research and development to full commercialization stages. In 2019, Mr. Ketchum founded, and continues to provide advisory services to, CureLeads, a company that operates in the Middle East/North Africa providing a range of services for biomedical firms commercializing specialty drugs in the region. From 1996 to 2017, Mr. Ketchum held various positions at Novartis International AG, including as Senior Vice President, Region Head, Emerging Growth Markets from 2014 to 2017 and Senior Vice President, Region Head, Latin America, from 2014 to 2017. Mr. Ketchum serves as an advisor and the Chairman of the Board of Ernest Pharmaceuticals LLC, a privately held oncology company. Mr. Ketchum received his B.A. from Hamilton College and his M.B.A. from the University of North Carolina at Chapel Hill. We believe Mr. Ketchum's industry experience and life science expertise, including his extensive work in commercializing pharmaceuticals in the U.S. and in international markets, make him qualified to serve on our board of directors.

Barbara Weber, M.D. has served as our Executive Chairman since January 2026. Previously, she was our founding President and Chief Executive Officer from March 2017 to January 2026. Dr. Weber was a Venture Partner at Third Rock Ventures from March 2015 until June 2022, during which time she led the formation of the Company. Previously, Dr. Weber served as Senior Vice President, Oncology Translational Medicine, Novartis from 2009 to 2015, Vice President, Oncology, GSK plc from 2005 to 2009 and Professor, Medicine and Genetics, University of Pennsylvania from 1994 to 2005. Dr. Weber has served on the board of directors of FOG Pharma, a private biopharmaceutical company, since October 2018 and ITM Isotope Technologies Munich, or ITM, a radiopharmaceutical biotechnology company, since April 2025. Dr. Weber previously served as a director of Revolution Medicines, Inc. (NASDAQ: RVMD), a biotechnology company, from April 2018 to June 2025 and OPY Acquisition Corp. I (NASDAQ: OHAA), a special purpose acquisition company. Dr. Weber received a B.S. in Chemistry and an M.D. from the University of Washington, was a resident in internal medicine at Yale University and fellow in Medical Oncology at the Dana Farber Cancer Institute. We believe Dr. Weber is qualified to serve on our board based on her long tenure as our President and Chief Executive Officer, her deep knowledge of the Company, her leadership experience and her extensive experience in the biopharmaceutical industry.

Class I Directors Continuing in Office Until the 2028 Annual Meeting

Lesley Ann Calhoun has served as a member of our board of directors since March 2021. Since June 2020, Ms. Calhoun has served as Executive Vice President and Chief Financial Officer at Aligos Therapeutics, Inc., a clinical stage biopharmaceutical company; in January 2025, she was also appointed Chief Operating Officer. From August 2016 to June 2020, Ms. Calhoun served as Senior Vice President of Finance & Administration and Chief Accounting Officer at Global Blood Therapeutics, Inc. From January 2013 to September 2015, Ms. Calhoun served as Vice President of Finance at Hyperion Therapeutics, Inc., a commercial pharmaceutical company, which was acquired by Horizon Pharma plc, a biopharmaceutical company, in May 2015. Ms. Calhoun served as Senior Director of Finance and Corporate Controller at Theravance, Inc., a biopharmaceutical company, from August 2005 to January 2013. Prior to Theravance, Ms. Calhoun held various senior finance positions of increasing responsibility where she oversaw all aspects of finance and accounting operations for U.S. and multinational, publicly-traded and pre-IPO stage technology companies and companies in the biopharmaceutical industry. Earlier in her career, Ms. Calhoun was a member of the audit practice of Deloitte & Touche LLP from 1989 to 2001. Ms. Calhoun holds a B.S. in business administration with a concentration in accounting from San Francisco State University and is a Certified Public Accountant (inactive). We believe that Ms. Calhoun’s financial and accounting expertise and her experience in the finance and life sciences industries qualify her to serve as a member of our board of directors.

Sung Lee has served as a member of our board of directors since January 2026. Mr. Lee has served as Executive Vice President and Chief Financial Officer of Cytokinetics Incorporated (NASDAQ: CYTK), a late-stage biopharmaceutical company, since May 2024. Prior to Cytokinetics, Mr. Lee was the Chief Financial Officer at Vir Biotechnology, Inc. (NASDAQ: VIR), a clinical-stage immunology company, from March 2023 to May 2024, MorphoSys AG from February 2021 to March 2023, and Sangamo Therapeutics, Inc. (NASDAQ: SGMO), a clinical-stage biotechnology company, from October 2019 to February 2021. He also spent 14 years at Gilead Sciences, Inc. (NASDAQ: GILD), a research-based biopharmaceutical company, where he served in roles of increasing responsibility and scope, including Senior Vice President, Financial Planning & Analysis and Investor Relations. Mr. Lee began his career in the tax advisory business at PwC. Mr. Lee received a bachelor’s degree in economics from the University of California, Irvine and a Master of Business Taxation degree from the University of Southern California. We believe Mr. Lee is qualified to serve on our board of directors because of his deep financial expertise and industry experience.

Director Independence

The rules of the Nasdaq market require that a majority of our board of directors be independent. An “independent director” is defined generally as a person other than an executive officer or employee of our Company or any other individual having a relationship which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Our board of directors has determined that each individual who serves on our board, other than Dr. Weber and Dr. Peters, qualifies as an independent director under the rules of Nasdaq and the SEC.

Family Relationships

There are no family relationships among any of our directors or executive officers.

Adverse Proceedings

Neither we nor any of our subsidiaries are party to any material proceedings to which any of our directors, officers, affiliates, 5% or more stockholders, or any of their respective associates are a party. We do not believe that any of our directors, officers, affiliates, 5% or more stockholders, or any of their respective associates are adverse to us or any of our subsidiaries or have a material interest that is adverse to us or any of our subsidiaries.

CORPORATE GOVERNANCE

Committees of the Board of Directors

Our board of directors has established three standing committees: an audit committee, a compensation committee and a nominating and corporate governance committee. Each committee operates pursuant to a charter that has been approved and adopted by our board of directors. Each charter is reviewed on an annual basis by the applicable committee and any changes are approved by the board of directors. Each committee charter is posted on our website, www.tangotx.com, under the “Governance” subsection of the “Investors” section. The current members of our audit committee are Lesley Ann Calhoun, John Ketchum and Sung Lee; Lesley Ann Calhoun serves as the chairperson of the audit committee. The current members of our compensation committee are Alexis Borisy, Mace Rothenberg and John Ketchum; Alexis Borisy is the chairperson of the compensation committee. The current members of our nominating and corporate governance committee are Mace Rothenberg, Kanishka Pothula and Lesley Ann Calhoun; Mace Rothenberg is the chairperson of the nominating and corporate governance committee. Our board of directors reviews the membership of each committee on an annual basis in order to make sure that the legal and regulatory requirements related to committee composition are complied with and that the appropriate set of skills and viewpoints are being brought to the deliberations and decisions of each committee.

During 2025, our board of directors held six meetings. During 2025, all of the directors attended at least 75% of the total number of meetings of the board and committees on which they served. Directors are expected to attend our annual meetings of stockholders, all meetings of the board of directors and all meetings of the committees on which they serve. Five members of the board of directors then in office attended the annual meeting of stockholders on June 5, 2025.

Audit Committee

The audit committee currently consists of Lesley Ann Calhoun, Sung Lee, and John Ketchum. During calendar year 2025, our audit committee consisted of Lesley Ann Calhoun, Kanishka Pothula and Alexis Borisy. Our board of directors has determined that each member of our audit committee is independent under Nasdaq listing standards and Rule 10A-3(b)(1) under the Exchange Act. The chairperson of the audit committee is Lesley Ann Calhoun. Our board of directors has determined that Lesley Ann Calhoun and Sung Lee are each an “audit committee financial expert” within the meaning of SEC regulations. Our board of directors has also determined that each member of the audit committee has the requisite financial expertise required under the applicable requirements of Nasdaq. In arriving at this determination, our board of directors has examined each audit committee member’s scope of experience, familiarity with financial statements and accounting matters through prior exposure at biopharmaceutical companies, and the nature of their employment in the corporate finance sector. The audit committee held four meetings during 2025.

The primary purpose of our audit committee is to discharge the responsibilities of our board of directors with respect to our accounting, financial, and other reporting and internal control practices and to oversee the independent registered accounting firm. Specific responsibilities of our audit committee include:

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helping our board of directors oversee corporate accounting and financial reporting processes;
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managing the selection, engagement and qualifications of a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;
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helping to ensure the independence and performance of the independent registered public accounting firm;
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discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent accountants, our interim and year-end operating results;
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developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;
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reviewing policies on financial risk assessment and financial risk management, as well as discussing with management the guidelines and policies that govern the process by which the Company's exposure to risks, including financial, operational, privacy, security, cybersecurity, competition, legal, regulatory, hedging and accounting, is assessed and managed by management;
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reviewing related party transactions;
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obtaining and reviewing a report by the independent registered public accounting firm at least annually, that describes our internal quality-control procedures, any material issues with such procedures, and any steps taken to deal with such issues when required by applicable law; and
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approving (or, as permitted, pre-approving) all audit and all permissible non-audit service to be performed by the independent registered public accounting firm.

Compensation Committee

Our compensation committee currently consists of Alexis Borisy, John Ketchum, and Mace Rothenberg, M.D. During calendar year 2025, our compensation committee consisted of Malte Peters, M.D., Mace Rothenberg, M.D. and John Ketchum. In October 2025, the Company and Dr. Peters entered into a consulting agreement under which Dr. Peters received cash and equity compensation to support the Company's work on key initiatives related to the initiation of our planned pivotal study in second line pancreatic cancer and advancing our late-stage development capabilities, and our board of directors determined that Dr. Peters was no longer independent. Dr. Peters remained on the compensation committee for a limited period of time during fiscal year 2025 pursuant to Nasdaq Listing Rule 5605(d)(2)(B). Given that Dr. Peters had been involved in discussions regarding executive compensation throughout the year and had the context and familiarity with such matters, the Board believed it was in the best interests of the Company and its stockholders that he remain on the compensation committee to make determinations on compensation that would be up for approval near the end of the year. The audit committee and disinterested members of the compensation committee and board of directors approved the terms of the consulting agreement. Dr. Peters became our President and CEO in January 2026 and the compensation committee was reconstituted at that time, with Mr. Borisy replacing Dr. Peters as the chair of the compensation committee at that time. Our board of directors has determined that, following such changes, each member of our current compensation committee is independent under Nasdaq listing standards and is a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act. The primary purpose of our compensation committee is to discharge the responsibilities of our board of directors to oversee our compensation policies, plans and programs and to review and determine the compensation to be paid to our executive officers, directors and other senior management, as appropriate. The compensation committee held four meetings during 2025.

Specific responsibilities of our compensation committee include:

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reviewing and approving, or recommending that our board of directors approve, the compensation of our executive officers and senior management;
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reviewing and recommending to our board of directors the compensation of our directors;
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administering our stock and equity incentive plans;
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selecting independent compensation consultants and assessing whether there are any conflicts of interest with any of the committee’s compensation advisors;
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reviewing, approving, amending and terminating, or recommending that our board of directors approve, amend or terminate, incentive compensation and equity plans, severance agreements, change in control protections and any other compensatory arrangements for our executive officers and other senior management, as appropriate; and
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reviewing and establishing general policies relating to compensation and benefits of our employees.

Compensation Committee Interlocks and Insider Participation

Dr. Peters, Dr. Rothenberg and Mr. Ketchum served on the compensation committee during the year ended December 31, 2025. Our compensation committee currently consists of Alexis Borisy, John Ketchum, and Mace Rothenberg, M.D. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our board of directors or compensation committee. In October 2025, the Company and Dr. Peters entered into a consulting agreement under which Dr. Peters received cash and equity compensation, as described in more detail under the headings “Compensation Committee” and “Certain Relationships and Related Party Transactions - Consulting Agreement with Malte Peters, M.D.”

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee currently consists of Mace Rothenberg, Kanishka Pothula, and Lesley Ann Calhoun. The composition of the committee was the same during the year ended December 31, 2025. Our board of directors has determined each member is independent under Nasdaq listing standards. The chairperson of the nominating and corporate governance committee is Mace Rothenberg. The nominating and corporate governance committee held two meetings during 2025.

Specific responsibilities of our nominating and corporate governance committee include:

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identifying, evaluating and selecting, or recommending that our board of directors approve, nominees for election to our board;
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evaluating the performance of our board of directors and of individual directors;
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evaluating the adequacy of our corporate governance practices and reporting;

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overseeing the environmental, social and governance, or ESG, programs and policies, the scope of risk related to such matters, and the potential risks and liabilities related thereto; and
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developing and making recommendations to our board of directors regarding corporate governance guidelines and matters.

Role of Our Board of Directors in Risk Oversight

One of the key functions of our board of directors is informed oversight of our risk management process. Our board of directors does not have a standing risk management committee, but rather administers this oversight function directly through our board of directors as a whole, as well as through its standing committees. In particular, our board of directors is responsible for monitoring and assessing strategic risk exposure. Our audit committee oversees the policies and programs relating to our financial and accounting systems, accounting policies, and our internal audit function. It also is responsible for appointing our independent auditor and considering and discussing our major risk exposures (including financial, operational, privacy, security, cybersecurity, competition, legal, regulatory, hedging and accounting) and the steps that the Company’s management has taken to monitor and, to the extent practicable, control such exposures. Our audit committee also monitors compliance with legal and regulatory requirements and evaluates risk associated with related party transactions. Our compensation committee assesses and monitors whether our compensation plans, policies and programs comply with applicable legal and regulatory requirements and whether our compensation program may encourage excessive risk-taking. Our nominating and corporate governance committee oversees risks related to our governance structure and our ESG risk.

Additionally, our board of directors encourages management to promote a culture that incorporates risk management into our day-to-day business operations. Management discusses strategic and operational risks at regular meetings, and throughout the year, reviews these risks with the board of directors as part of management presentations focusing on particular business functions, operations or strategies, including the steps taken by management to mitigate or eliminate such risks.

On an annual basis, the management team conducts an enterprise risk assessment to identify the significant risks related to our corporate operations and strategic goals. This assessment includes meetings with our executive committee and functional leaders throughout the organization, a review with the management team of the most significant risks, the identification of a management team member responsible for oversight of each applicable risk and an overview of risk mitigation procedures (if applicable). The results of the annual enterprise risk assessment are presented to the audit committee.

Board Leadership

The current leadership structure of the board of directors consists of an Executive Chairman, Dr. Weber, and a lead independent director, Mr. Borisy. Dr. Weber served as our CEO and President and a member of the board of directors from March 2017 to January 2026. In January 2026, Dr. Weber transitioned to the role of Executive Chairman and Mr. Borisy transitioned from Chairman of the board to lead independent director. The lead independent director presides at meetings of the board of directors at which the Chairman is not present, including executive sessions of the independent directors, serves as a liaison between the independent directors and the Executive Chairman and has the authority to call meetings of the independent directors of the board, among other things.

The board of directors believes that its current leadership structure, including the separation of its Executive Chairman and CEO, is the most appropriate structure for Tango and its stockholders at this time. Separating these positions allows our CEO to focus on our day-to-day business operations and company performance, while the Executive Chairman focuses on independent oversight and key strategic decisions while also supporting our supporting our board of directors’ oversight of risk and other key governance matters.

Our governing documents permit the roles of chairman of the board and CEO to be filled by the same or different individuals. Our board of directors recognizes that one of its key responsibilities is to periodically evaluate the optimal leadership structure to ensure the board is operating efficiently, effectively, and in the best interests of the Company and its shareholders. The board values the flexibility to determine the optimal model for board leadership at any given time.

Code of Ethics

We have adopted a Code of Conduct that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. The Code of Conduct is available on our website at https://www.tangotx.com under “Investors – Governance”. Information contained on or accessible through such website is not a part of this proxy statement, and the inclusion of the website address in this proxy statement is an inactive textual reference only.

We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding an amendment to, or waiver from, a provision of this Code of Conduct and disclose any amendments to the Code of Conduct by posting such information on our website, at the address and location specified above and, to the extent required by the listing standards of Nasdaq, by filing a Form 8-K with the SEC, disclosing such information.

Policy on Trading, Pledging and Hedging of Company Stock

Certain transactions in our securities (such as purchases and sales of publicly traded put and call options, and short sales) create a heightened compliance risk or could create the appearance of misalignment between management and stockholders. In addition, securities held in a margin account or pledged as collateral may be sold without consent if the owner fails to meet a margin call or defaults on the loan, thus creating the risk that a sale may occur at a time when an officer or director is aware of material, non-public information or otherwise is not permitted to trade in Company securities. Our insider trading policy expressly prohibits short sales and derivative transactions of our stock by our executive officers, directors, employees and certain designated consultants and contractors, including short sales of our securities. Our insider trading policy expressly prohibits purchases or sales of puts, calls, or other derivative securities of the Company or any derivative securities that provide the economic equivalent of ownership. It is also the policy of the Company to comply with all applicable securities laws when transacting in its own securities. We believe that our policies and procedures are reasonably designed to promote compliance with insider trading laws, any applicable securities laws, rules, regulations and any exchange listing standards.

Director Nomination Process

In considering candidates for board membership, the nominating and corporate governance committee considers recommendations by: the nominating and corporate governance committee members and other board members; management; our stockholders; third-party search firms; and any other appropriate sources. If a stockholder submits a nominee, the nominating and corporate governance committee will evaluate the qualifications of such stockholder nominee using the same selection criteria the committee uses to evaluate other potential nominees. Our by-laws contain provisions addressing the process by which a stockholder may recommend a person for consideration as a nominee for director at an annual meeting.

Our by-laws provide that stockholders seeking to nominate candidates for election as directors at our annual meeting of stockholders must provide timely notice of their intent in writing. To be timely, a stockholder’s written notice will need to be delivered to our principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the one-year anniversary of the preceding year’s annual meeting of stockholders. In the event that no annual meeting was held during the preceding year or the annual meeting is advanced more than 30 days before, or more than 60 days after such anniversary date, a timely notice must be received not later than the close of business on the later of the 90th day prior to the scheduled date of such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Our bylaws also specify certain requirements as to the form and content of a stockholders’ notice. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

Pursuant to the terms of its charter, the nominating and corporate governance committee requires the following qualifications to be satisfied by any nominee for a position on the board of directors:

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High standards of personal and professional ethics and integrity;
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Proven achievement and competence in the nominee’s field and the ability to exercise sound business judgment;
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Skills that are complementary to those of members of the existing board of directors;
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The ability to assist and support management and make significant contributions to the Company’s success; and
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An understanding of the fiduciary responsibilities required of a director and a commitment to devote the time and energy necessary to perform those responsibilities.

Our priority in selection of board members is identification of members who will further the interests of our stockholders through their established record of professional accomplishment, their ability to contribute positively to the collaborative culture among board members, and their knowledge of our business and understanding of the competitive landscape. When identifying and evaluating nominees for director, the nominating and corporate governance committee considers, among other factors, the character, integrity, judgment, diversity, independence, skills, education, expertise, business acumen, business judgment, length of service, understanding of Tango's business and industry, conflicts of interest and other requirements.

Stockholder Communications with the Board of Directors

Any interested party who wishes to communicate with our board of directors or our board Chairman may submit a written communication to the attention of such director at the following address:

Tango Therapeutics, Inc.

201 Brookline Avenue, Suite 901

Boston, MA 02215

A copy of any such written communication may also be forwarded to Tango’s legal counsel and be retained for a reasonable period of time. The director may discuss the matter with Tango’s legal counsel, with independent advisors, with non-management directors, or with Tango’s management, or may take other action or no action as the director determines in good faith, using reasonable judgment and applying his or her own discretion.

Communications may be forwarded to other directors if they relate to important substantive matters and include suggestions or comments that may be important for other directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications.

The audit committee oversees the procedures for the receipt, retention, and treatment of complaints received by Tango regarding accounting, internal accounting controls, or audit matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters or potential violations of the federal securities laws. Tango has also established a toll-free telephone number for the reporting of such activity, which is 1-855-495-2758. Submissions may also be reported online at: https://www.whistleblowerservices.com/TNGX.

Sustainability

As we continue to grow and progress as a company, we remain focused on sustainability, including ESG issues that affect our stakeholders, which include our future patients, our stockholders, our community and our employees. Our nominating and corporate governance committee has primary oversight over our sustainability efforts.

Our goal is to make the world healthier and improve the lives of patients by developing solutions in drug discovery, cancer biology, functional genomics and translational medicine, pursuing the bold goal of tackling the genetic complexity of cancer.

GENERAL INFORMATION ABOUT EXECUTIVE OFFICERS

Executive Officers

The table below identifies and sets forth certain information regarding our executive officers. Officer service dates in the table below and elsewhere in this proxy statement reflect, where applicable, the periods such officer commenced employment with Tango prior to the completion of the Business Combination (as described above).

Name	Age	Position	In Current Position Since
Malte Peters, M.D.(1)	63	President, Chief Executive Officer and Director	January 2026
Barbara Weber, M.D.(1)	69	Executive Chairman	January 2026
Daniella Beckman(2)	47	Former Chief Financial Officer	April 15, 2026
Adam Crystal, M.D., Ph.D.	49	President of Research and Development	February 2023
Matthew Gall(2)	49	Chief Financial Officer	April 15, 2026

(1) Dr. Peters succeeded Dr. Weber as CEO and President effective January 8, 2026 and, on that date, Dr. Weber was appointed Executive Chairman of the board of directors.

(2) Ms. Beckman was appointed as Chief Financial Officer in September 2019 and was succeeded by Matthew Gall as Chief Financial Officer effective April 15, 2026.

See the section of this Proxy Statement captioned “General Information about the Board of Directors” for Dr. Peters' and Dr. Weber's biographies.

Daniella Beckman served as our Chief Financial Officer from September 2019 to April 2026 and served as our interim Chief Financial Officer from October 2016 to August 2019. Prior to joining Tango, she provided consulting and interim chief financial officer services for early-stage biotechnology companies from November 2015 to September 2019. Previously, Ms. Beckman was the Chief Financial Officer of Idenix Pharmaceuticals, Inc., a biopharmaceutical company, from June 2011 until it was acquired by Merck & Co., Inc., a pharmaceutical company, in August 2014. Ms. Beckman currently serves on the board of directors of Upstream Biopharma (NASDAQ: UPB), a biotechnology company developing treatments for inflammatory diseases (since October 2024) and Vor Biopharma Inc. (NASDAQ: VOR), a cell therapies company (since July 2020). Previously, Ms. Beckman served on the board of directors of Blueprint Medicines Corporation (NASDAQ: BPMC), a global precision therapy company, from December 2021 until it was acquired by Sanofi in July 2025, Translate Bio, Inc., a clinical-stage mRNA therapeutics company, from October 2017 to September 2021, and 5:01 Acquisition Corp., a special purpose acquisition company, from October 2020 October 2022. Ms. Beckman holds a B.S. in business administration-accounting from Boston University.

Adam Crystal, M.D., Ph.D., has served as our President of Research and Development since February 2023. Prior to joining Tango, Dr. Crystal served as Chief Medical Officer of C4 Therapeutics, Inc., a clinical-stage biopharmaceutical company, from February 2019 to February 2023. From May 2014 to February 2019, Dr. Crystal was a Clinical Program Leader, Senior Director, at Novartis Institutes for BioMedical Research. Dr. Crystal has served as a medical oncologist at Massachusetts General Hospital, where he studied resistance mechanisms to targeted therapies. Dr. Crystal trained at Massachusetts General Hospital in internal medicine and then completed fellowship training in medical oncology at the Massachusetts General Hospital Cancer Center and the Dana-Farber Cancer Institute in 2013. Dr. Crystal holds an M.D. and a Ph.D. in Neuroscience from the University of Pennsylvania School of Medicine.

Matthew Gall was appointed as our Chief Financial Officer in April 2026. Mr. Gall previously served as Chief Financial Officer of Kalaris Therapeutics, Inc. (NASDAQ: KLRS), a clinical-stage biopharmaceutical company, from November 2025 to April 2026. Mr. Gall served as the Chief Financial Officer of iTeos Theraputics, Inc. (NASDAQ: ITOS), a clinical-stage biopharmaceutical company, from June 2020 to August 2025, and held roles of increasing responsibility at Sarepta Therapeutics, Inc. (NASDAQ: SRPT), a commercial-stage biotechnology company, from January 2012 to June 2020. Mr. Gall holds a B.S. in Business Administration from Bowling Green State University and an M.B.A. from the University of Chicago Booth School of Business.

EXECUTIVE COMPENSATION

The following narrative discussion describes the Company’s executive compensation program as it relates to the following named executive officers, or NEOs, for 2025:

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Barbara Weber, M.D., our former President and Chief Executive Officer and current Executive Chairman;

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Daniella Beckman, our former Chief Financial Officer; and
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Adam Crystal, M.D., Ph.D., our President of Research and Development;

In January 2026, Dr. Weber transitioned from her role as our CEO and President to the role of Executive Chairman and Dr. Peters transitioned from his role as a member of our board of directors to our CEO and President.

Ms. Beckman was succeeded by Mr. Gall as Chief Financial Officer effective April 15, 2026.

We now qualify as a “smaller reporting company” under Item 10 of Regulation S-K promulgated under the Exchange Act. Although the rules allow us to provide less detail about our executive compensation program than companies that are not smaller reporting companies, the compensation committee is committed to providing the information necessary to help stockholders understand our executive compensation-related decisions. Accordingly, this section includes supplemental narratives that describe our 2025 compensation program for our NEOs.

Executive Summary

Our Company

We are a clinical-stage biotechnology company focused on discovering the next wave of targeted therapies in oncology by addressing the specific genetic alterations that drive cancer. We leverage our state-of-the-art target and drug discovery platforms to identify novel disease-relevant targets and develop medicines tailored to defined patient populations with high unmet medical need. Our novel small molecules are designed to be selectively active in cancer cells with specific genetic alterations, killing those cancer cells while sparing normal cells. We believe our approach will provide the ability to deliver deep, durable target inhibition with favorable tolerability and safety profiles, thus potentially maximizing clinical benefit.

We are currently focused on clinical development of two MTAP-deleted selective PRMT5 inhibitors: vopimetostat (TNG462) for non-central nervous system, or CNS, cancers, both as a monotherapy and in combination with RAS inhibitors, and TNG456, our next-generation, brain-penetrant PRMT5 inhibitor, for CNS cancers, including glioblastoma, or GBM.

In 2025, we made significant progress across our clinical programs and continued to grow our development organization. We achieved a number of significant milestones in 2025, including the following, toward our corporate goals described below in this Executive Compensation section.

Target and Drug Discovery:

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We identified and validated the number of targets set as the desired target by the board of directors and performed the requisite ligandability assessments, all of which increased the possibility of introducing new novel targets for development by the drug discovery team.
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We selected TNG961 as our next development candidate and progressed it into IND-enabling phase of development. TNG961 targets HBS1L in FOCAD-deleted solid tumors. Twenty to forty percent of cancers with MTAP deletion have a coincident FOCAD deletion on chromosome 9.

Clinical Development:

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In October 2025, we reported positive data from the ongoing Phase 1/2 clinical trial of vopimetostat, our lead PRMT5 inhibitor, demonstrating durable clinical activity across multiple cancer types, with a strong safety and tolerability profile. We plan to initiate our first pivotal study in second line pancreatic cancer for vopimetostat in 2026.
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In June 2025, we initiated our Phase 1/2 trial of vopimetostat and Revolution Medicines’ daraxonrasib (RAS(ON) multi-selective inhibitor) or zoldonrasib (RAS(ON) G12D-selective inhibitor) in patients with MTAP-deleted and RAS mutant metastatic pancreatic or lung cancer. We are encouraged by the early efficacy signals and safety profile emerging from this study and plan to provide a safety and efficacy update for this study in 2026, which we believe will inform a path to first line pancreatic cancer.
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In May 2025, we treated the first patient in the Phase 1/2 trial of TNG456 in patients with MTAP-deleted solid tumors, with a focus on GBM. TNG456 is a next-generation, brain-penetrant, MTA-cooperative PRMT5 inhibitor. We plan to share initial safety and efficacy data from this study in 2026.

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In November 2025, we disclosed a clinical update on TNG260, our first-in-class CoREST inhibitor, demonstrating that patients with STK11 mutant/KRAS wild-type NSCLC receiving TNG260 plus pembrolizumab had a median progression-free survival more than double the standard of care.

Corporate Strategy:

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In October 2025, we released vopimetostat Phase 1/2 monotherapy data.
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In October 2025, we completed a $225 million financing upon the release of the vopimetostat montherapy data, allowing the funding of operations into 2028.
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We maintained strong fiscal discipline by meeting 2025 budget targets.
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While our voluntary employee turnover rate was slightly above the goal set by our board of directors, we continued to build a world-class research and development organization by bringing on multiple key clinical development hires that position the organization to make the anticipated transition into pivotal trials for vopimetostat in 2026.

Compensation Elements

Our compensation committee seeks to ensure that our compensation program is aligned with the interest of our stockholders and our overall corporate goals. We strive to achieve this by offering a mix of fixed and performance-based compensation, including base salary, performance-based cash bonus, and long-term equity incentive awards. As described more fully below, key elements of our compensation include:

Compensation Element	Purpose	Features
Base salary	To attract, motivate and retain individuals with superior executive talent.	Fixed component of compensation to provide financial stability, reflecting an individual's skill sets, experience, roles and responsibilities.
Annual performance-based cash bonus

To motivate and reward employees for achieving annual, short-term performance goals linked to the Company's growth and success which are intended to help drive the enhancement of stockholder value, as well as to facilitate executive retention.

Variable component of pay based on annual quantitative and qualitative achievement of pre-determined corporate performance goals and, in the case of NEOs other than our CEO, the achievement of pre-determined individual performance goals

Equity incentive compensation	To align the interests of our NEOs with those of our stockholders through long-term incentives linked to the Company's stock price performance and to retain and motivate NEOs.	Long-term compensation in the form of stock options and restricted stock units, or RSUs, which we believe aligns executive and stockholder interest and provides incentives for employee retention.

Compensation Objectives and Philosophy

Our compensation philosophy is designed to support our goal of building a world-class research and development organization with deep experience and understanding in synthetic lethality in order to identify novel targets and develop new precision oncology drugs in defined patient populations with high unmet medical need. We have assembled a team of highly experienced senior leaders and oncology drug developers who combine a flexible and adaptive approach to drug development that follows cutting-edge science with the proven expertise of large pharmaceutical company drug discovery and development. The management team and the employees at Tango are what, we believe, will be the ultimate differentiator that sets us apart from the competition as we move our products toward the market.

In 2025, attracting, motivating, and retaining executives and employees that position Tango to meet our corporate objectives, particularly in clinical development and advancing promising drugs towards the clinic, was of increasing importance as our operations became more sophisticated, our clinical programs advanced, and we continued preparations for our planned pivotal trial. We believe the work accomplished in 2025 positions us to, among other advancements, provide several clinical data updates from our lead PRMT5 inhibitor, vopimetostat, including initial data from our Phase 1/2 combination clinical trial with Revolution Medicines, Inc. and Phase 1/2 monotherapy data of vopimetostat in non-small cell lung cancer and Phase 1/2 data from TNG456, our brain penetrant PRMT5 inhibitor focused on GBM, in 2026. By building a talented and motivated organization around extraordinary leaders, we believe we can advance our product candidates closer to regulatory approval, grow our pipeline and, ultimately, drive long-term and sustainable stockholder value creation. Tango's compensation programs are designed by our compensation committee and our board of directors around the following imperatives:

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Attract, Retain and Incentivize: We are committed to (i) attracting, motivating, and retaining industry-leading talented individuals and (ii) designing our compensation programs to incentivize our employees to achieve rigorous corporate and individual objectives that are important to our long-term business and success.
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Performance-based compensation pay-outs: Rewarding performance is the keystone of our total compensation program. In our annual bonus program, performance is measured by research and development advances, operational and strategic metrics and, for executive officers other than our CEO, individual contributions. The amount actually earned is scaled with the achievement of these performance metrics.
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Compensation structure competitive with peers: We believe that compensation paid by our peer companies matters when we determine overall compensation. We evaluate the practices of our peers to validate that we are competitive with other companies with whom we compete for talent to ensure we are able to attract and retain superior executive talent.
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Balanced combination of compensation components: We strive for an appropriate balance between cash and equity incentives. We believe that annual cash incentives motivate individuals to successfully execute on short-term financial and strategic objectives, while equity incentives focus executives on the long-term success of the organization and align the interests of our executives with those of our stockholders.

To date, the compensation of all full-time employees, including our NEOs, has primarily consisted of a combination of base salary, annual cash bonuses and equity incentive compensation (in the form of stock options and RSUs). All full-time employees, including our NEOs, are eligible to participate in our retirement and health and welfare benefit plans. CEO and Non-CEO NEO compensation mix charts are illustrated below.

We evaluate our compensation values and philosophy, as well as our compensation plans and arrangements, as circumstances merit. We review executive compensation annually with input from an independent compensation consultant. As part of this review process, the board of directors and the compensation committee apply our values and philosophy, while considering the compensation levels needed to ensure our executive compensation program remains competitive with our peers. In connection with our executive compensation program, we also review whether we are meeting our retention objectives and the potential cost of replacing a key employee.

Compensation Governance Practices

The board of directors and compensation committee recognize that implementing best practices with respect to compensation is important to achieving the goals of operating ethically, transparently and with the aim of achieving long-term stockholder value. Therefore, the following are important aspects of our compensation processes, decisions and programs:

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Independent Compensation Committee. Except for the limited period of time as discussed above under “Corporate Governance – Compensation Committee”, our compensation committee has consisted and currently consists solely of independent directors and they meet in executive session as needed and as required by the committee charter.

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Independent Compensation Advisor. Our compensation committee engages Pearl Meyer & Partners, LLC, or Pearl Meyer, its own independent compensation advisor, to provide information on compensation developments and trends, peer group analysis related to annual executive compensation decisions and other advice on executive compensation.
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Pay-for-Performance Guides the Compensation Philosophy. A significant portion of NEO compensation is linked to corporate performance and executive compensation includes a significant long-term equity component, thereby making a substantial portion of each NEO’s total compensation at risk and dependent upon our performance and stock price. This incentive structure motivates our NEOs to take actions that are designed to improve overall Company value and thereby act in the best interests of our stockholders. Further, our long-term equity awards vest over a multi-year period of time, which promotes retention of key talent and mitigates risk.
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Use a Balanced Set of Performance Metrics to Underpin Incentives. Our annual bonus plan incorporates a number of important metrics that cover various aspects of our business. We do not rely solely on one or a select few metrics to measure performance.
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No Single Trigger Payments on Change in Control. Change in control payments to our NEOs occur only upon a qualifying termination of employment within a set period of time following a change in control, not automatically upon a change in control.
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No Tax Gross-Ups. We do not provide for tax gross-ups on equity awards or “golden parachute” payments.
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Compensation Clawback. The compensation committee has adopted a compensation recovery policy, in compliance with the SEC and Nasdaq listing rules, that requires that, in the event we restate our financial statements due to material noncompliance with any financial reporting requirement, we will recover any incentive-based compensation received by any current or former executive officer in the three years prior to the date that we are required to restate our financial statements that was in excess of the amount that would have been received based on the restated financial statements.
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No Hedging or Pledging of Company Stock. Our insider trading policy expressly prohibits short sales and derivative transactions of our stock by our executive officers, directors, employees and certain designated consultants and contractors, including short sales of our securities. Our insider trading policy expressly prohibits purchases or sales of puts, calls or other derivative securities of the Company or any derivative securities that provide the economic equivalent of ownership.

Compensation Decision-Making Process

Role of the Board of Directors and Compensation Committee

Our compensation committee oversees the design and implementation of our compensation program for our NEOs and other senior leaders and is primarily responsible for determining the compensation for all of our executive officers and senior leaders. Our compensation committee reviews and discusses management’s proposed compensation with our CEO for all executives other than the CEO. Based on those discussions and its discretion, taking into account the factors noted above, the compensation committee then sets the compensation for each NEO other than the CEO and recommends the compensation for the CEO to our board of directors for approval. Our board of directors discusses the compensation committee’s recommendation and ultimately approves the compensation of our CEO without the CEO present.

Role of Compensation Consultant

Our compensation committee has the authority to engage the services of a consulting firm or other outside advisors to assist it in designing our executive compensation programs and in making compensation decisions. During 2025, the compensation committee continued to retain the services of Pearl Meyer as its external compensation consultant. Pearl Meyer advises on executive compensation matters, including our overall compensation program design and collection of market data to inform our compensation programs for our executive officers and members of our board of directors. It also reviews executives’ contract terms to confirm that such terms are consistent with market information and identifies new trends and developments in executive compensation that the compensation committee should be aware of as it reviews compensation matters. Pearl Meyer reports directly to our compensation committee. As part of the annual compensation review process, our compensation committee assessed Pearl Meyer’s independence for 2025 (consistent with Nasdaq listing standards) and concluded that the engagement of such consultant did not raise any conflicts of interest.

Peer Group Companies

To evaluate the total compensation of our NEOs, our compensation committee, with guidance from Pearl Meyer, establishes a peer group of publicly traded biotechnology companies based on the following criteria:

Factor Considered	What We Look For
Industry	Biotechnology or pharmaceuticals
Number of employees	75 - 300 employees
Commercial stage	Pre-commercial clinical stage companies
Market capitalization	$300 million - $3 billion trailing market capitalization
Operating expense	$75-300 million operating expense
Therapeutic area	Oncology
Geography	United States-based
Labor market competitor	Companies that we compete with for executive talent

While it is unlikely for all companies to align on all of the factors listed above, we look for the majority of companies to meet all of the factors. Based on these criteria, our peer group for 2025 compensation setting, as approved by our compensation committee, consisted of the following companies:

Bicycle Therapeutics plc	CARGO Therapeutics, Inc.	Celldex Therapeutics, Inc.	Cullinan Therapeutics, Inc.
Dyne Therapeutics, Inc.	Foghorn Therapeutics, Inc.	IDEAYA Biosciences, Inc.	iTeos Therapeutics, Inc.
Keros Therapeutics, Inc.	Kura Oncology, Inc.	Kymera Therapeutics, Inc.	Merus N.V.
Pliant Therapeutics, Inc.	Relay Therapeutics, Inc.	Repare Therapeutics, Inc.	Replimune Group, Inc.
Syndax Pharmaceuticals, Inc.	Zentalis Pharmaceuticals, Inc.

Our compensation committee reviews our peer group at least annually and updates the peer group as needed. Additionally, due to the nature of our business, we may also compete with larger pharmaceutical companies and prestigious academic and non-profit organizations for executive talent. Our compensation committee believes the compensation practices of our peer group provide us with appropriate benchmarks for evaluating the compensation of our NEOs.

In addition to the peer group, the compensation committee also reviews industry and size specific compensation survey data to understand the competitiveness of certain of our NEO compensation opportunities. This information is intended to generally reflect the profile of the companies in our peer group, and is used when the peer group results for a certain role, or set of roles, do not contain a sufficient enough sample to make appropriate comparisons. We refer to the peer group data and the compensation survey data collectively as Market Data.

Elements of Compensation

As noted above, the primary elements of our executive compensation program are base salary, annual performance-based cash bonuses, and equity incentive awards. In setting NEO base salaries and target cash bonuses and granting equity incentive awards, the compensation committee considered compensation Market Data, historical compensation levels of our NEOs, individual performance as compared to our expectations and objectives, our desire to motivate employees to achieve short- and long-term results that are in the best interests of our stockholders and a long-term commitment to value creation for our Company.

When setting NEO compensation, the compensation committee targets a general competitive position within the range of Market Data. While the Market Data informs the compensation committee's executive compensation decision-making, the compensation committee does not set compensation at a given percentile relative to the Market Data, as the compensation committee recognizes that there are individual factors, such as experience, contribution and increased responsibilities, among other factors, that are also important in setting compensation.

Base Salaries

The annual base salaries of our NEOs are determined, approved and reviewed periodically by our compensation committee (and our board of directors for the Chief Executive Officer) in order to compensate our NEOs for their performance of duties to our Company. Annual base salaries are intended to provide a fixed component of compensation to our NEOs, reflecting their skill sets, experience, roles and responsibilities. Base salaries for our NEOs have generally been set at levels deemed necessary to attract and retain individuals with superior talent. The table below sets forth the NEOs’ base salaries for 2024 and 2025:

Name	2024 Base Salary ($)	2025 Base Salary ($)	Nature of Increase
Barbara Weber, M.D.	660,000	699,000	Merit and Market Adjustment
Daniella Beckman	486,314	503,335	Merit
Adam Crystal, M.D., Ph.D.	569,250	589,174	Merit

For 2025, the compensation committee increased each of our NEO’s base salaries by a 3.5% merit increase, taking into account the factors described above. Dr. Weber's base salary was increased in 2025 by an additional 2.4% (for a total increase of 5.9%). The compensation committee and the board of directors noted that the CEO's base salary was below the 50th percentile base salary for chief executive officers in the market data. The increase in Dr. Weber's base salary aligned her base salary with the market data 50th percentile chief executive officer base salaries.

Base salary increases for 2025 were effective as of January 1, 2025.

Non-Equity Incentive Plan Compensation

Our annual cash bonus program is intended to recognize and reward employees for achieving established objectives that are linked to the Company’s growth and success, with the goal of incentivizing our executives to take steps to meet our short-term financial and strategic objectives, thereby establishing the foundation for increasing the Company's intrinsic long-term value. The program rewards performance based on corporate and individual accomplishments (other than with respect to the CEO, whose annual cash bonus is determined solely based on corporate accomplishments). The compensation committee and the board of directors endeavor to deliver a meaningful portion of total target cash compensation in the form of performance-based annual cash incentives. The board of directors and the compensation committee believe that doing so is critical because the opportunity for a meaningful cash award will, together with strong management and accountability, drive executives to individually and collectively achieve and exceed our annual objectives. This approach supports the compensation committee's goal of linking a substantial portion of overall compensation to Company and individual performance.

The board of directors established metrics that the compensation committee utilized in connection with the 2025 annual cash bonus program. The board of directors sets goals at the start of each performance year, in consultation with the compensation committee, and then the board of directors tracks actual performance against these goals at each board meeting, with a final assessment occurring at the end of the annual performance year. Our Company performance goals are consistent throughout the organization to ensure there is full alignment and clarity on the critical goals for Tango.

The 2025 annual cash bonus program provided for formula-based incentive payments based upon the achievement of certain corporate and individual performance goals and objectives approved by our compensation committee and board of directors. These targets were established in early 2025 and communicated to the executives. Bonuses are targeted at a percentage of the NEO’s base salary, and, to the extent earned, are paid out in the first quarter of the following year. In 2025, the board of directors and the compensation committee determined that it would maintain the bonus targets for Dr. Weber, Ms. Beckman and Dr. Crystal to be consistent with their respective bonus targets in 2024 based on peer group data.

The table below sets forth the NEOs’ target annual cash bonus percentages for 2024 and 2025:

Name	2024 Bonus Target (%)	2025 Bonus Target (%)
Barbara Weber, M.D.	60%	60%
Daniella Beckman	40%	40%
Adam Crystal, M.D., Ph.D.	45%	45%

The corporate component of the 2025 annual cash bonus program consisted of the three separate metrics described below that were weighted as described below.

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Target and Drug Discovery - weighted 20%. This target was designed to achieve both near-term program execution and long-term pipeline sustainability by incentivizing our employees to identify, validate, and progress key targets throughout the development pipeline.
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Clinical Development - weighted 50%. The board of directors recognizes the importance of clinical development to the organization's current and future success and accordingly assigned 50% of the corporate weighting to clinical development. This target incorporated meeting vopimetostat monotherapy enrollment goals and timelines, initiating a vopimetostat + RAS inhibitor combination study, initiating planning for our vopimetostat pivotal trial, dosing our first patient in TNG456, and moving TNG961 to the IND-enabling phase of development, among other things.

•
Corporate Strategy - weighted 30%. This target was established to meet our goals of: financing the Company through 2027, achieving a high-quality data release for vopimetostat monotherapy, maintaining strong fiscal discipline by meeting 2025 budget targets, implementing a high-functioning development team, completing planned employee hires, including key development positions, and limiting employee turnover in a competitive environment for talent.

The board of directors determined that the overall achievement of the corporate performance metrics for the 2025 annual cash bonus program was 125% of target for all employees, including the NEOs. The following provides a description of the factors that the board of directors and the compensation committee considered in determining achievement of the metrics and the approved level of achievement:

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Target Discovery - the goal was achieved at 110% of the target due to identifying and validating sufficient targets and advancing multiple early programs to the next stage of development for drug discovery.
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Clinical Development - the goal was achieved at 128% of the target due to meeting clinical development and data disclosure goals for vopimetostat monotherapy and initiating combination clinical trials with RAS inhibitors. Additionally, timelines for TNG456 and TNG961 were achieved. Overall, there was significant achievement of operating three clinical trials during the year, all of which were conducted on or ahead of schedule.
•
Corporate Strategy- the goal was achieved at 130% of the target due to completing a successful fundraising of $225 million upon the release of the vopimetostat montherapy data, achieving budget goals and hiring key roles for the development organization. The voluntary turnover was slightly above the target goal; however, the board of directors did not view these departures as representative of a systematic cultural issue.

As a result of this performance, which exceeded many of the objective goals set for 2025, the bonus payout based on the achievement of such objectives was approved at 125% of target.

All final bonus payments to our NEOs are determined by our compensation committee (with the exception of the CEO, whose final bonus payment is determined by the board of directors), which, in each case, retains full discretion to adjust individual actual bonus awards based on the achievement of corporate and individual performance objectives, and may also adjust bonus awards based on other factors in their discretion. The compensation committee allocated 75% of the aggregate 2025 bonus payment to the corporate performance metrics and 25% to individual performance for NEOs other than the CEO, whose final bonus payment is determined solely based on corporate performance and does not have an individual performance allocation. The board of directors determined that since Dr. Weber was responsible for overall corporate performance in 2025, the full amount of her cash bonus payment should be determined by reference to corporate performance relative to the metrics set by the board of directors, and not take into account any individual performance metrics. Individual performance objectives used for the other NEOs are generally related to such NEO’s performance in his or her area of responsibility and his or her contributions to Tango, as well as embodying and living the Company's core cultural values (which includes team building and contributions, investing time in developing leaders and modeling diligence and professionalism in interactions with colleagues). The individual objectives assigned in 2025 to our NEOs other than our CEO were as follows:

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Daniella Beckman: Ms. Beckman was assigned objectives related to: (i) financing the Company to extend the cash runway through future value creation milestones; (ii) leading engagement with investors and the scientific community to enhance Tango's visibility to highlight progress achieved; (iii) leading the capital allocation of priority assets to meet budget goals; and (iv) ensuring the continued evolution and excellence of the finance, business development, communications, information systems and facilities functional capabilities and processes to meet the needs of the Company. For 2025, the compensation committee determined that Ms. Beckman achieved the combined performance metrics (i.e., corporate and individual metrics, including individual performance related to the Company's core values, at 121.25% of target).
•
Adam Crystal, M.D., Ph.D.: Dr. Crystal was assigned objectives related to (i) the continued advancement of the research and development pipeline, (ii) expanding and building the development organization and governance process to manage multiple clinical trials as well as plan for pivotal trials, (iii) driving our clinical organization to enroll patients in clinical trials and execute on preparation for multiple monotherapy and combination trials for vopimetostat, TNG456 and TNG260 and (iv) leading the execution on data disclosures for monotherapy vopimetostat and TNG260. For 2025, the compensation committee determined that Dr. Crystal achieved the combined performance metrics at 121.25% of target.

The following table reflects the target bonus as a percentage of base salary, the cash bonus payment at target and the actual bonus payout for each of our NEOs.

Name	2025 Bonus Target (%)	2025 Bonus Target ($)	Actual 2025 Bonus ($)
Barbara Weber, M.D.	60%	419,400	524,250
Daniella Beckman	40%	201,334	244,117
Adam Crystal, M.D., Ph.D.	45%	265,128	321,468

Equity Incentive Compensation

Our equity incentive awards granted to our NEOs are designed to align their interests with those of our stockholders, and to retain and motivate our NEOs.

We use a combination of stock options and RSUs as the key components of our long-term equity package awarded to our NEOs. Stock options provide a meaningful incentive for our NEOs to increase shareholder value, as the awards will only have value to the NEO if our stock price increases relative to the stock option’s exercise price, which exercise price is set at the fair market value of our common stock on the date of grant. We view RSUs as a valuable component of the overall compensation package for a number of reasons, including the fact that RSUs can provide value to executives and employees in a volatile market, and we can grant fewer RSUs than shares underlying options at an equivalent grant date fair value, which minimizes the dilution to our existing stockholders. Further, both stock options and RSUs foster retention among our NEOs that translates to management continuity, which is important for our Company in meeting and exceeding our corporate objectives. The compensation committee has determined that one RSU for every two shares of stock subject to a stock option award (a 2:1 ratio) is the best ratio for our organization at this time.

Along with the 2025 cash bonus program, stock options and RSUs are a critical component of the variable portion of overall compensation that is designed to reward NEO performance. Equity awards encourage our executives to focus on those corporate actions that drive increases in long-term value as reflected in our stock price. Further, the four-year option vesting schedule and three-year RSU vesting schedule encourage executives to remain employed by the Company for an extended period. RSUs, which accounted for a minority of the total annual equity package granted to each of our executives and employees in 2025, incentivize a focus on long-term value and stockholder interests even when market conditions may cause stock prices to decrease and further our objectives of retaining and motivating employees in a competitive market.

We grant equity awards at such times as our board of directors or compensation committee determines appropriate. The Company's equity incentive program is reviewed on an annual basis by our compensation committee (usually in November or December of the year preceding the year in which grants are made) to analyze and confirm that the equity component of the compensation program is achieving its objectives to reward long-term performance and motivate and retain our NEOs. Our compensation committee reviews and determines the appropriate equity awards in order to align such awards with our business needs, our pay-for-performance philosophy and the practices of our peer group. The actual awards granted to each NEO differ based on criticality and impact of the job on the Company, individual performance results, potential future expected contributions, skills, market competitiveness and other factors that the compensation committee determines necessary in order to advance the goals of our compensation philosophy.

Our executives generally are awarded an initial equity grant in connection with their commencement of employment with us. Additional grants may be made periodically in order to specifically incentivize executives with respect to achieving corporate goals or to reward certain performance. Our stock options typically vest as to 25% of the underlying shares on the first anniversary of the vesting commencement date and in 36 equal monthly installments over the following three years, subject to the holder’s continued service relationship with us. All options are granted with an exercise price that is no less than the fair market value of our common stock on the date of such grant of such award. Our RSUs typically vest in three equal annual installments, subject to the holder’s continued service relationship with the Company. From time to time, the board of directors or compensation committee may also use alternative vesting schedules as it determines are appropriate to motivate particular employees.

The table below sets forth the equity awards granted to our named executive officers in 2025:

Name	Number of Shares Underlying Stock Options Granted in 2025	Number of Shares Underlying Stock Awards Granted in 2025
Barbara Weber, M.D.	635,250	105,875
Daniella Beckman	156,713	26,119
Adam Crystal, M.D., Ph.D.	318,090	53,015

Other Elements of Compensation; Perquisites

Health and Welfare Plans

During their employment, our NEOs are eligible to participate in our employee benefit plans and programs, including medical and dental benefits, life insurance and disability benefits, to the same extent as our other full-time employees, subject to the terms and eligibility requirements of those plans.

Retirement Plan

We maintain a 401(k) retirement savings plan for our employees, including our NEOs, who satisfy certain eligibility requirements. The savings plan is intended to qualify for favorable tax treatment under Section 401(a) of the Internal Revenue Code of 1986, as amended, or the Code, and contains a cash or deferred feature that is intended to meet the requirements of Section 401(k) of the Code. Participants may make pre-tax and certain after-tax (Roth) salary deferral contributions to the plan from their eligible earnings up to the statutorily prescribed annual limit under the Code. Participants who are 50 years of age or older may contribute additional amounts based on the statutory limits for catch-up contributions. Participant contributions are held in trust as required by law. In 2022, our compensation committee authorized the Company to begin matching employee contributions up to a maximum of 100% of the first 2% of eligible compensation and 50% of the next 4% of eligible compensation during each pay period, subject to statutory limits. Our NEOs are eligible to participate in the 401(k) plan on the same terms as other full-time employees.

Compensation Risk Assessment

We believe that although a portion of the compensation provided to our executive officers and other employees is performance-based, our executive compensation program does not encourage excessive or unnecessary risk taking. Our compensation programs are designed to encourage our executive officers and other employees to remain focused on both short-term and long-term strategic goals. We also have a number of key compensation program attributes that effectively mitigate risk, including but not limited to:

•
Our equity incentives vest over multiple years;
•
Our cash bonus plan is based on a balanced set of metrics that are prioritized through metric weighting;
•
We have a compensation clawback policy;
•
We have prohibitions on hedging and or pledging of company stock; and
•
Our compensation committee and board of directors have the sole authority to adjust the annual cash bonus plan if needed.

As a result, we do not believe that our compensation programs are reasonably likely to have a material adverse effect on the Company.

Compensation Recovery Policy

In accordance with the requirements of the SEC and Nasdaq listing rules, the compensation committee has adopted a compensation recovery policy (effective as of October 2, 2023). The compensation recovery policy provides that in the event we are required to prepare a restatement of our financial statements due to material noncompliance with any financial reporting requirement under securities laws, we will recover (subject to certain limited exceptions set forth in the compensation recovery policy and permitted by Nasdaq listing rules) any incentive-based compensation that was based upon the attainment of a financial reporting measure and that was received by any current or former executive officer during the three-year period preceding the date that the restatement was required if such compensation exceeds the amount that the executive officer would have received based on the restated financial statements. The compensation recovery policy is filed as Exhibit 97.1 to the 2025 Annual Report.

Equity Award Grant Practices

The Company has an Equity Grant Award Policy to standardize the process of granting equity in accordance with applicable legal and regulatory requirements, and to enhance its internal controls. Under this policy, equity awards to the Company's employees, including NEOs, are typically approved by the board of directors, the compensation committee, or its/their delegate and granted on an annual basis on a predetermined date in the month of February. Equity grants to certain newly hired employees or promoted individuals, including executive officers, are made on the first trading day of each month following the later of (i) the date on which such individual's employment begins or promotion occurs or (ii) the date on which such grant is approved by the board of directors, the compensation committee, or its/their delegate(s). It is the Company's policy to not purposely accelerate or delay the release of material nonpublic information in consideration of a pending equity award in order to allow the grantee to benefit from a more favorable stock price.

During the year ended December 31, 2025, none of our NEOs was granted an equity award during the period beginning four business days before, and ending one business day after, the filing of a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K, or the filing or furnishing of a current report on Form 8-K that disclosed material nonpublic information.

Tax Deductibility

Under Section 162(m) of the Code, publicly held corporations generally may not deduct compensation in excess of $1 million paid to certain executive officers, subject to limited transition relief for certain arrangements in place as of November 2, 2017. The compensation committee believes that its primary responsibility is to provide a compensation program that attracts, engages, retains and rewards the executive officers necessary for the Company’s success, as described above. As a result, while the compensation committee considers tax deductibility as one factor in determining executive compensation, we currently and may in the future pay compensation that is not fully deductible, in whole or in part, under Section 162(m) in order to ensure competitive levels of total compensation for our executive officers and when we otherwise view such compensation as consistent with our compensation policies.

Accounting for Stock-Based Compensation

We follow Financial Accounting Standards Board Accounting Standards Codification Topic 718, or ASC Topic 718, for our stock-based compensation awards to employees and directors. ASC Topic 718 requires companies to measure the compensation expense for all share-based awards, including stock options and RSUs, based on the grant date “fair value” of these awards. This calculation is performed for accounting purposes and reported in the compensation tables below, even though our executive officers or directors may never realize any value from their awards. ASC Topic 718 also requires companies to recognize the compensation cost of their stock-based compensation awards in their statements of operations over the period that an employee or director is required to render service in exchange for the option or other award. The compensation committee considers the impact of ASC Topic 718 when making stock-based compensation awards.

Fiscal Year 2025 Summary Compensation Table

The following table presents information regarding compensation awarded to, earned by and paid during the fiscal years indicated for each of our NEOs.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)		Total ($)
Barbara Weber, M.D.(4)	2025	697,950	—	308,096	1,275,328	524,250	18,368	(5)	2,823,992
Executive Chairman	2024	659,996	—	1,070,423	4,345,288	447,477	18,016		6,541,200
	2023	625,997	—	465,634	1,885,613	396,576	17,238		3,391,059
Daniella Beckman	2025	502,877	—	76,006	314,617	244,117	18,158	(6)	1,155,775
Former Chief Financial Officer	2024	486,314	—	483,992	1,964,682	213,492	17,810		3,166,290
	2023	441,777	—	170,778	691,570	209,999	8,620		1,522,744
Adam Crystal, M.D., Ph.D.(7)	2025	588,638	—	154,274	638,597	321,468	18,103	(8)	1,721,080
President of Research and Development	2024	569,250	—	572,236	2,322,915	297,149	15,768		3,777,318
	2023	454,808	275,000	422,500	1,710,930	242,787	4,621		3,110,646

(1) Salary amount represents actual amounts paid for the years noted. See "Executive Compensation — Base Salaries" above for additional information.

(2) In accordance with SEC rules, this column reflects the aggregate grant date fair value of the stock option awards or RSU awards computed in accordance with ASC Topic 718, disregarding the effect of estimated forfeitures related to service-based vesting. See Note 2 and Note 11 to our audited financial statements contained in our Annual Report on Form 10-K filed with the SEC on March 5, 2026 for a discussion of assumptions made in determining the aggregate grant date fair value of stock option and RSU awards. These amounts do not reflect the actual economic value that may be realized by the NEO upon the vesting or exercise of the stock options or the sale of the common stock underlying such stock options or the vesting of RSUs or the sale of the shares received upon the vesting of the RSUs.

(3) Reflects performance-based annual cash bonuses awarded to our NEOs. See “Executive Compensation — Non-Equity Incentive Plan Compensation” above for a description of the material terms of the program pursuant to which this compensation was earned.

(4) Dr. Weber also serves as a member of our board of directors but does not receive any additional compensation for her service as a director.

(5) The amount reported includes $14,000 of matching contributions made under our 401(k) plan, $2,210 of commuter benefits and $1,300 of expenses for phone services that the Company paid for on behalf of Dr. Weber.

(6) The amount reported includes $14,000 of matching contributions made under our 401(k) plan, $2,210 of commuter benefits and $1,300 of expenses for phone services that the Company paid for on behalf of Ms. Beckman.

(7) Dr. Crystal’s employment with Tango began on February 27, 2023. His base salary and bonus for 2023 were prorated to reflect his partial year of employment from February 27, 2023 through December 31, 2023.

(8) The amount reported includes $14,000 of matching contributions made under our 401(k) plan, $2,292 of commuter benefits and $1,300 of expenses for phone services that the Company paid for on behalf of Dr. Crystal.

Outstanding Equity Awards at 2025 Fiscal Year-End

The following table presents information regarding all outstanding equity awards held by each of our NEOs as of December 31, 2025.

				Option Awards					Stock Awards
Name	Grant Date		Vesting Commencement Date	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)		Option Exercise Price ($)(2)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(3)
Barbara Weber, M.D.	1/24/2019		1/1/2019	219,151	—	(4)	1.53	1/23/2029	—		—
	1/30/2020		1/1/2020	219,150	—	(4)	1.65	1/29/2030	—		—
	1/28/2021		1/1/2021	1,284,065	—	(4)	3.50	1/27/2031	—		—
	8/12/2021		8/12/2021	961,404	—	(4)	9.56	8/11/2031	—		—
	2/1/2022		1/1/2022	611,979	13,021	(4)	9.22	1/31/2032	—		—
	3/1/2023		1/1/2023	391,761	145,512	(4)	5.20	2/28/2033	29,849	(7)	264,462
	2/1/2024		1/1/2024	250,609	272,403	(4)	12.28	1/31/2034	58,112	(8)	514,872
	2/3/2025		1/1/2025	—	635,250	(4)	2.91	2/2/2035	105,875	(9)	938,053
Daniella Beckman	10/18/2019		9/10/2019	165,433	—	(5)	1.53	10/17/2029	—		—
	1/30/2020		11/1/2019	55,201	—	(5)	1.65	1/29/2030	—		—
	10/1/2020		7/1/2020	68,108	—	(5)	3.21	9/30/2030	—		—
	1/28/2021		1/1/2021	88,151	—	(4)	3.50	1/27/2031	—		—
	8/12/2021		8/12/2021	380,485	—	(4)	9.56	8/11/2031	—		—
	2/1/2022		1/1/2022	146,875	3,125	(4)	9.22	1/31/2032	—		—
	3/1/2023		1/1/2023	143,682	53,369	(4)	5.20	2/28/2033	10,948	(7)	96,999
	2/1/2024		1/1/2024	113,310	123,165	(4)	12.28	1/31/2034	26,276	(8)	232,805
	2/3/2025		1/1/2025	—	156,713	(4)	2.91	2/2/2035	26,119	(9)	231,414
Adam Crystal, M.D., Ph.D.	3/1/2023	(6)	2/27/2023	345,312	142,188	(4)	5.20	2/28/2033	27,083	(7)	239,955
	2/1/2024		1/1/2024	133,971	145,622	(4)	12.28	1/31/2034	31,066	(8)	275,245
	2/3/2025		1/1/2025	—	318,090	(4)	2.91	2/2/2035	53,015	(9)	469,713

(1) Each stock option granted prior to the closing of the Business Combination in August 2021 was granted under our 2017 Stock Option and Grant Plan, or the 2017 Plan. Each stock option and RSU award granted after the closing of the Business Combination was granted pursuant to our 2021 Plan, unless otherwise noted.

(2) All of the option awards listed in the table were granted with an exercise price per share that is no less than the fair market value of our common stock on the date of grant of such award. For information regarding the valuation of equity awards, see Note 2 and Note 11 to our audited financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2025 as filed with the SEC on March 5, 2026. The amounts presented do not correspond to the actual value that may be recognized by the NEO upon vesting or exercise of the stock options or the sale of the shares of common stock underlying such stock options.

(3) The market value of the RSU awards is based on the closing price of $8.86 per share of the Company’s common stock on December 31, 2025, the last trading day of the year, as reported on the Nasdaq Global Select Market.

(4) These stock options vest as follows: 25% of the shares vest on the first anniversary of the vesting commencement date and the remaining 75% of the shares vest in 36 equal monthly installments thereafter, subject to continued employment with the Company through the applicable vesting date.

(5) These stock options vested in equal monthly installments over 48 months following the vesting commencement date, subject to continued employment with the Company through the applicable vesting date.

(6) These stock options and RSUs were granted pursuant to our 2023 Inducement Plan.

(7) These RSUs vest in equal annual installments over three years on each of February 5, 2024, February 3, 2025 and February 2, 2026, subject to the NEO's continued employment with the Company through the applicable vesting date.

(8) These RSUs vest in equal annual installments over three years on each of February 3, 2025, February 2, 2026 and February 1, 2027, subject to the NEO's continued employment with the Company through the applicable vesting date.

(9) These RSUs vest in equal annual installments over three years on each of February 2, 2026, February 1, 2027 and February 14, 2028, subject to the NEO's continued employment with the Company through the applicable vesting date.

Equity Compensation Plan Information

The following table sets forth information as of December 31, 2025 regarding shares of common stock that may be issued under our equity compensation plans, consisting of our 2023 Inducement Plan (as described below), our 2021 Plan, our 2021 Employee Stock Purchase Plan, or the ESPP, and our 2017 Plan. As of December 31, 2025, other than the 2023 Inducement Plan, we did not have any non-stockholder approved equity compensation plans. The compensation committee adopted the 2023 Inducement Plan in March 2023, under which we reserved an aggregate of 3,000,000 shares of common stock, to be used exclusively for the grant of equity awards to individuals as an inducement material to such individual's entering into employment with the Company pursuant to Rule 5635(c)(4) of the Nasdaq Listing Rules.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(#)		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights($)(1)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column 1)(#)
Equity compensation plans approved by stockholders(2)	20,901,620	(3)	6.58	12,227,015	(4)
Equity compensation plans not approved by security holders	827,388	(5)	5.41	2,041,015	(6)
Total	21,729,008		6.53	14,268,030

(1) The amount does not take into account shares of common stock subject to outstanding RSUs, which do not have an associated exercise price.

(2) The 2021 Plan provides that the number of shares reserved and available for issuance under the 2021 Plan will automatically increase each January 1 by 5% of the outstanding number of shares of our common stock on the immediately preceding December 31, or such lesser amount as determined by the administrator of the 2021 Plan. This limit is subject to adjustment in the event of a reorganization, recapitalization, reclassification, stock split, stock dividend, reverse stock split or other similar change in the Company's capitalization. The ESPP provides that the number of shares reserved and available for issuance under the ESPP will automatically increase each January 1 by the least of (i) 1% of the outstanding number of shares of common stock on the immediately preceding December 31, (ii) 949,873 shares of common stock or (iii) such lesser amount as determined by the administrator of the ESPP. This limit is subject to adjustment in the event of a reorganization, recapitalization, reclassification, stock split, stock dividend, reverse stock split or other similar change in the Company's capitalization.

(3) This number includes 16,082,428 shares of our common stock subject to outstanding options granted under our 2021 Plan, 1,199,713 unvested RSUs granted under our 2021 Plan, and 3,619,479 shares of our common stock subject to outstanding options granted under our 2017 Plan.

(4) Includes 8,793,766 shares available for grant under the 2021 Plan, 3,433,249 shares available under the ESPP and zero shares available for grant under the 2017 Plan.

(5) Includes 763,672 shares of common stock issuable upon the exercise of outstanding stock options and 63,716 unvested RSUs.

(6) Includes 2,041,015 shares of common stock available under the 2023 Inducement Plan.

Executive Compensation Arrangements

Effective upon the closing of the Business Combination in 2021, we entered into employment agreements with Dr. Weber and Ms. Beckman that provided for specified payments and benefits in connection with a termination of employment in certain circumstances. Dr. Crystal entered into an employment agreement in connection with the commencement of his employment in February 2023. These agreements provide (or in the case of Dr. Weber and Ms. Beckman, provided) for specified payments and benefits in connection with a termination of employment in certain circumstances. Effective January 8, 2026, in connection with her resignation as President and CEO and appointment as Executive Chair, Dr. Weber entered into an amended and restated employment agreement, or the A&R Weber Employment Agreement, which provides for specified payments and benefits in connection with a termination of her employment in certain circumstances as well as acceleration of equity awards. Our goal in providing these severance and change in control payments and benefits is to offer sufficient cash continuity protection such that the NEOs will focus their full time and attention on the requirements of the business rather than the potential implications for their respective positions. We prefer to have certainty regarding the potential severance amounts payable to the NEOs, rather than negotiating severance at the time that a NEO’s employment terminates. We have also determined that accelerated vesting provisions with respect to outstanding equity awards in connection with a qualifying termination of employment in certain circumstances are appropriate because they encourage our NEOs to stay focused on the business in those circumstances, rather than focusing on the potential implications for them personally. The employment agreements with our NEOs require the NEOs to execute a separation agreement containing a general release of claims in favor of us to receive any severance payments and benefits. The material terms of the employment agreements with Dr. Weber, Ms. Beckman, and Dr. Crystal are summarized below.

Barbara Weber, M.D.

Under Dr. Weber’s prior employment agreement, or the Prior Weber Employment Agreement, which was effective until the leadership transition in January 2026, Dr. Weber served as our CEO and President on an at-will basis. Under the Prior Weber Employment Agreement, Dr. Weber’s annual base salary was subject to periodic review and adjustment by the board of directors, and she was eligible to earn an annual bonus with a target amount expressed as a percentage of her base salary (which target amount was set annually by the board of directors). Dr. Weber is eligible to participate in the employee benefit plans available to our employees, subject to the terms of those plans.

Pursuant to the Prior Weber Employment Agreement, in the event that Dr. Weber’s employment was terminated by us without “cause” or Dr. Weber resigned for “good reason” (as each term is defined in the Prior Weber Employment Agreement), subject to her execution and the effectiveness of a separation agreement, including a general release of claims in our favor, (i) she would have been entitled to receive base salary continuation for 12 months following termination, (ii) she would have been entitled to receive a prorated portion of her target annual cash incentive compensation for the year of termination, payable over the 12 months following termination, (iii) she would have been entitled to receive any earned but unpaid bonus for the prior year, (iv) subject to Dr. Weber’s copayment of premium amounts at the applicable active employees’ rate and proper election to continue COBRA health coverage, we would have covered the portion of the premium amount equal to the amount that we would have paid to provide health insurance to Dr. Weber had she remained employed with us until the earliest of (A) 12 months following termination, (B) Dr. Weber’s eligibility for group medical plan benefits under any other employer’s group medical plan or (C) the end of Dr. Weber’s COBRA health continuation period, and (v) she would have been entitled to 12 months of acceleration of the unvested portion of all stock options and other stock-based awards subject solely to time-based vesting held by Dr. Weber.

In lieu of the payments and benefits described in the preceding sentence, in the event that Dr. Weber’s employment was terminated by us without cause or Dr. Weber resigned for good reason on or within 12 months following a “change in control” (as defined in the Prior Weber Employment Agreement), subject to her execution and the effectiveness of a separation agreement, including a general release of claims in our favor, (i) she would have been entitled to receive a lump sum in cash equal to 18 months of her then-current annual base salary (or Dr. Weber’s annual base salary in effect immediately prior to the change in control, if higher), (ii) she would have been entitled to receive a lump sum in cash equal to 1.5 times Dr. Weber’s target annual cash incentive compensation for the year of termination, (iii) she would have been entitled to receive a lump sum in cash equal to a prorated portion of her target annual cash incentive compensation for the year of termination, (iv) she would have been entitled to receive any earned but unpaid bonus for the prior year, (v) subject to Dr. Weber’s copayment of premium amounts at the applicable active employees’ rate and proper election to continue COBRA health coverage, we would have covered the portion of the premium amount equal to the amount that we would have paid to provide health insurance to Dr. Weber had she remained employed with us until the earliest of (A) 18 months following termination, (B) Dr. Weber’s eligibility for group medical plan benefits under any other employer’s group medical plan or (C) the end of Dr. Weber’s COBRA health continuation period, and (vi) she would have been entitled to acceleration of 100% of all stock options and other stock-based awards subject solely to time-based vesting held by her.

In January 2026, in connection with the leadership transition, we entered into the A&R Weber Employment Agreement. Under the A&R Weber Employment Agreement, Dr. Weber is eligible to receive an annual base salary and earn an annual bonus for calendar year 2026 with a target amount expressed as a percentage of her base salary. Dr. Weber is also eligible to participate in the employee benefit plans available to our employees, subject to the terms of those plans. Dr. Weber serves as our Executive Chairman on an at-will basis until December 31, 2026 (unless terminated in accordance with the provisions thereof prior to such date). Dr. Weber agreed to devote 50% of her working time to the Company.

Pursuant to the A&R Weber Employment Agreement, Dr. Weber’s outstanding equity awards were amended to provide for continued vesting for as long as she remains employed by the Company or serves on the board of directors and, subject to her continued employment or service on the board of directors through December 31, 2027, all outstanding equity awards held by Dr. Weber that are subject solely to time-based vesting will immediately accelerate and become fully vested and exercisable or nonforfeitable as of December 31, 2027.

Pursuant to the A&R Weber Employment Agreement, in the event that Dr. Weber's employment is terminated by us without “cause” or Dr. Weber resigns for “good reason” (as each term is defined in the A&R Weber Employment Agreement), subject to her execution and the effectiveness of a separation agreement, including a general release of claims in our favor, (i) she will be entitled to receive base salary continuation for the lesser of (a) six months following termination or (b) the remainder of the term of the A&R Weber Employment Agreement, or the Severance Period, (ii) she will be entitled to receive a prorated portion of her target annual cash incentive compensation for the year of termination, payable over the Severance Period, (iii) subject to Dr. Weber’s copayment of premium amounts at the applicable active employees’ rate and proper election to continue COBRA health coverage, we will cover the portion of the premium amount equal to the amount that we would have paid to provide health insurance to Dr. Weber had she remained employed with us until the earliest of (A) end of the Severance Period, (B) Dr. Weber’s eligibility for group medical plan benefits under any other employer’s group medical plan or (C) the end of Dr. Weber’s COBRA health continuation period, and (iv) she will be entitled to 12 months of acceleration of the unvested portion of all stock options and other stock-based awards subject solely to time-based vesting held by Dr. Weber.

In lieu of the payments and benefits described in the preceding sentence, in the event that Dr. Weber’s employment is terminated by us without cause or Dr. Weber resigns for good reason on or within 12 months following a “change in control” (as defined in the A&R Weber Employment Agreement), subject to her execution and the effectiveness of a separation agreement, including a general release of claims in our favor, (i) she will be entitled to receive a lump sum in cash equal to nine months of her then-current annual base salary (or Dr. Weber’s annual base salary in effect immediately prior to the change in control, if higher), (ii) she will be entitled to receive a lump sum in cash equal to 0.75 times Dr. Weber’s target annual cash incentive compensation for the year of termination, (iii) she will be entitled to receive a lump sum in cash equal to a prorated portion of her target annual cash incentive compensation for the year of termination, (iv) subject to Dr. Weber’s copayment of premium amounts at the applicable active employees’ rate and proper election to continue COBRA health coverage, we will cover the portion of the premium amount equal to the amount that we would have paid to provide health insurance to Dr. Weber had she remained employed with us until the earliest of (A) nine months following termination, (B) Dr. Weber’s eligibility for group medical plan benefits under any other employer’s group medical plan or (C) the end of Dr. Weber’s COBRA health continuation period, and (vi) she will be entitled to acceleration of 100% of all stock options and other stock-based awards subject solely to time-based vesting held by her.

Daniella Beckman

Under Ms. Beckman’s employment agreement, or the Beckman Employment Agreement, which was effective until April 15, 2026, Ms. Beckman served as our Chief Financial Officer on an at-will basis. Ms. Beckman’s annual base salary was subject to periodic review and adjustment by the compensation committee, and she was eligible to earn an annual bonus with a target amount expressed as a percentage of her base salary, which target amount is set annually by the compensation committee. Ms. Beckman was eligible to participate in the employee benefit plans available to our employees, subject to the terms of those plans.

Pursuant to the Beckman Employment Agreement, in the event that Ms. Beckman's employment had been terminated by us without “cause” or Ms. Beckman resigned for “good reason” (as each term is defined in the Beckman Employment Agreement), subject to her execution and the effectiveness of a separation agreement, including a general release of claims in our favor, (i) she would have been entitled to receive base salary continuation for 12 months following termination, and (ii) subject to Ms. Beckman’s copayment of premium amounts at the applicable active employees’ rate and proper election to continue COBRA health coverage, we would have covered the portion of the premium amount equal to the amount that we would have paid to provide health insurance to Ms. Beckman had she remained employed with us until the earliest of (A) 12 months following termination, (B) Ms. Beckman’s eligibility for group medical plan benefits under any other employer’s group medical plan or (C) the end of Ms. Beckman’s COBRA health continuation period.

In lieu of the payments and benefits described in the preceding sentence, in the event that Ms. Beckman’s employment was terminated by us without cause or Ms. Beckman resigned for good reason on or within 12 months following a “change in control” (as defined in the Beckman Employment Agreement), subject to her execution and the effectiveness of a separation agreement, including a general release of claims in our favor, (i) she would have been entitled to receive a lump sum in cash equal to 12 months of her then-current annual base salary (or Ms. Beckman’s annual base salary in effect immediately prior to the change in control, if higher), (ii) she would have been entitled to receive a lump sum in cash equal to her target annual cash incentive compensation for the year of termination, (iii) subject to Ms. Beckman’s copayment of premium amounts at the applicable active employees’ rate and proper election to continue COBRA health coverage, we would have covered the portion of the premium amount equal to the amount that we would have paid to provide health insurance to Ms. Beckman had she remained employed with us until the earliest of (A) 12 months following termination, (B) Ms. Beckman’s eligibility for group medical plan benefits under any other employer’s group medical plan or (C) the end of Ms. Beckman’s COBRA health continuation period, and (iv) she would have been entitled to acceleration of 100% of all stock options and other stock-based awards subject solely to time-based vesting held by her.

Adam Crystal, M.D., Ph.D.

Under Dr. Crystal's employment agreement, or the Crystal Employment Agreement, Dr. Crystal's annual base salary is subject to periodic review and adjustment by the compensation committee, and he is eligible to earn an annual bonus with a target amount expressed as a percentage of his base salary, which target amount is set annually by the compensation committee. Dr. Crystal also received a one-time sign-on bonus of $275,000, which was subject to repayment by Dr. Crystal if he had voluntarily left Tango prior to February 27, 2024. Dr. Crystal is eligible to participate in the employee benefit plans available to our employees, subject to the terms of those plans.

Pursuant to the Crystal Employment Agreement, in the event that Dr. Crystal's employment is terminated by us without “cause” or Dr. Crystal resigns for “good reason” (as each term is defined in the Crystal Employment Agreement), subject to his execution and the effectiveness of a separation agreement, including a general release of claims in our favor, (i) he will be entitled to receive base salary continuation for 12 months following termination, (ii) he will be entitled to receive any unpaid cash bonus for the preceding fiscal year and a pro-rata bonus for the portion of the year through the date of termination, and (iii) subject to Dr. Crystal’s copayment of premium amounts at the applicable active employees’ rate and proper election to continue COBRA health coverage, the Company will cover the portion of the premium amount equal to the amount that it would have paid to provide health insurance to Dr. Crystal had he remained employed with the Company until the earliest of (A) 12 months following termination, (B) Dr. Crystal’s eligibility for group medical plan benefits under any other employer’s group medical plan or (C) the end of Dr. Crystal’s COBRA health continuation period.

In lieu of the payments and benefits described in the preceding sentence, in the event that Dr. Crystal’s employment is terminated by the Company without cause or Dr. Crystal resigns for good reason on or within 12 months following a “change in control” (as defined in the Crystal Employment Agreement), subject to his execution and the effectiveness of a separation agreement, including a general release of claims in our favor, (i) he will be entitled to receive a lump sum in cash equal to 12 months of his then-current annual base salary (or Dr. Crystal’s base salary in effect immediately prior to a change in control, if higher), (ii) he will be entitled to receive a lump sum in cash equal to his target annual cash incentive compensation for the year of termination, (iii) he will be entitled to receive any unpaid cash bonus for the preceding fiscal year and pro-rata bonus for the portion of the year through the date of termination, (iv) subject to Dr. Crystal’s copayment of premium amounts at the applicable active employees’ rate and proper election to continue COBRA health coverage, the Company will cover the portion of the premium amount equal to the amount that it would have paid to provide health insurance to Dr. Crystal had he remained employed with us until the earliest of (A) 12 months following termination, (B) Dr. Crystal’s eligibility for group medical plan benefits under any other employer’s group medical plan or (C) the end of Dr. Crystal’s COBRA health continuation period, and (v) he will be entitled to acceleration of 100% of all stock options and other stock-based awards subject solely to time-based vesting held by Dr. Crystal.

Pay Versus Performance

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, Tango is providing the following information about the relationship between the executive compensation actually paid to our NEOs and certain aspects of our financial performance. The following table sets forth the compensation for our CEO (as of December 31, 2025) and the average compensation for our other NEOs (Non-CEO NEOs), both as reported in the Summary Compensation Table and with certain adjustments to reflect the “Compensation Actually Paid”, or CAP, to such individuals, as defined under SEC rules, for each of 2025, 2024, and 2023. The table also provides information on our cumulative total shareholder return, or TSR, the cumulative TSR of the Nasdaq Biotechnology Index and our Net Loss over such years in accordance with SEC rules. As a clinical stage biotech company, we do not use any financial performance measures in our compensation program or for comparison to any corporate goals. For further information concerning our pay for performance philosophy and how we align executive compensation with our performance, please refer to “Executive Compensation.”

Pay Versus Performance Table

					Year-end Value of $100 Invested on 12/31/2022 in:
Year	Summary Compensation Table Total for Dr. Weber ($)(1)	Compensation Actually Paid to Dr. Weber ($)(2)(3)	Average Summary Compensation Table Total for Non-PEO NEOs ($)(4)	Average Compensation Actually Paid to Non-PEO NEOs ($)(2)(3)(4)	TNGX ($)	Nasdaq Biotechnology Index ($)	Net Loss ($ millions)
2025	2,823,992	10,108,655	1,438,428	4,627,977	122.2	138.8	(101.6)
2024	6,541,200	(3,076,115)	3,012,686	(370,843)	42.6	104.0	(130.3)
2023	3,391,059	8,141,931	2,134,765	3,049,295	136.6	104.6	(101.7)

(1) Barbara Weber, M.D., served as the Company's PEO from March 2017 to January 2026.

(2) Deductions from, and additions to, total compensation in the Summary Compensation Table by year to calculate Compensation Actually Paid include:

	2025		2024		2023
	Dr. Weber	Average Non-PEO NEOs	Dr. Weber	Average Non-PEO NEOs	Dr. Weber	Average Non-PEO NEOs
Total Compensation from Summary Compensation Table	$2,823,992	$1,438,428	$6,541,200	$3,012,686	$3,391,059	$2,134,765

Adjustments for Equity Awards
Adjustment for grant date values in the Summary Compensation Table	$(1,583,424)	$(591,747)	$(5,415,711)	$(2,254,684)	$(2,351,247)	$(1,333,526)
Year-end fair value of unvested awards granted in the current year	$5,751,123	$2,149,273	$986,795	$410,826	$5,056,057	$2,353,493
Year-over-year difference of year-end fair values for	$2,456,253	$1,344,825	$(4,053,246)	$(1,406,563)	$2,709,513	$263,334
unvested awards granted in prior years
Fair values at vest date for awards granted and vested in current year	$-	$-	$-	$-	$-	$7,153
Difference in fair values between prior year-end fair values and vest	$660,711	$287,199	$(1,135,153)	$(133,108)	$(663,451)	$(116,446)
date fair values for awards granted in prior years
Forfeitures during current year equal to prior year-end fair value	$-	$-	$-	$-	$-	$(259,478)
Total Adjustments for Equity Awards	$7,284,663	$3,189,549	$(9,617,316)	$(3,383,529)	$4,750,872	$914,530

Compensation Actually Paid (as calculated)	$10,108,655	$4,627,977	$(3,076,115)	$(370,843)	$8,141,931	$3,049,295

(3) The following summarizes the valuation assumptions used for stock option awards included as part of Compensation Actually Paid:

- Expected life of each stock option is based on the “simplified method” using an average of the remaining vest and remaining term, as of the vest/FYE date.

- Strike price is based on each grant date closing price and asset price is based on each vest/FYE closing price.

- Risk free rate is based on the Treasury Constant Maturity rate closest to the remaining expected life as of the vest/FYE date.

- Historical volatility is based on daily price history for each expected life (years) prior to each vest/FYE date. Closing prices provided by S&P Capital IQ are adjusted for dividends and splits.

- Represents annual dividend yield on each vest/FYE date.

(4) Non-CEO NEOs reflect the average Summary Compensation Table total compensation and average CAP for the following executives by year:

2025: Daniella Beckman and Adam Crystal, M.D., Ph.D.

2024: Daniella Beckman, Adam Crystal, M.D., Ph.D., and Douglas Barry

2023: Daniella Beckman, Adam Crystal, M.D., Ph.D., and Alan Huang, Ph.D.

Relationship between Compensation Actually Paid and Company Performance Measures

The following charts show the relationships over the past three years of the CAP for our CEO and Non-CEO NEOs as compared to our cumulative TSR, the cumulative NASDAQ Biotechnology Index TSR, and our net loss.

CAP vs TSR

CAP vs Net Loss

NON-EMPLOYEE DIRECTOR COMPENSATION

We have adopted an amended and restated non-employee director compensation policy under which each non-employee director receives the following amounts for his or her services on our board of directors.

•
A stock option to purchase 75,000 shares of our common stock and an RSU award covering 12,500 shares of our common stock upon the director’s initial election or appointment to our board of directors. The stock options vest over 36 substantially equal monthly installments over three years from the date of grant and the RSUs vest in three equal annual installments over three years from the date of grant (the specific vesting dates are established by the compensation committee), in each case subject to continued service as a director through the applicable vesting date.
•
An annual option to purchase 37,500 shares of our common stock and an RSU award covering 6,250 shares of our common stock on the date of the annual meeting for such year. The annual option award vests in 12 substantially equal monthly installments over one year from the date of grant and the annual RSU award vests in its entirety on the earlier of (i) the first anniversary of the date of grant and (ii) the date of the next annual meeting of stockholders, in each case subject to continued service as a director through the applicable vesting date. Directors who were elected in the 12 months preceding the annual grant receive a pro-rated portion of the annual stock option grant and RSU award based on the number of months of time in service on the board of directors.
•
An annual director fee of $40,000.
•
If the director serves on a committee of our board of directors or in the other capacities stated below, an additional annual fee as follows:
•
Non-executive chairperson, $30,000
•
Lead independent director, $30,000
•
Audit committee chairperson, $20,000
•
Audit committee member, $10,000
•
Compensation committee chairperson, $15,000
•
Compensation committee member, $7,500
•
Nomination and governance committee chairperson, $10,000
•
Nomination and governance committee member, $5,000

Options granted to our non-employee directors under the non-employee director compensation policy have an exercise price equal to the fair market value of our common stock on the date of grant and will expire not later than ten years after the date of grant. All unvested options and RSU awards held by non-employee members of the board of directors vest in full upon the occurrence of a change in control.

In May 2025, the compensation committee revised the non-employee director compensation policy as follows:

•
The annual cash retainer payable to the audit committee chairperson increased from $15,000 to $20,000.
•
The annual cash retainer payable to each audit committee member (other than the chairperson) increased from $7,500 to $10,000.
•
The annual cash retainer payable to the compensation committee chairperson increased from $12,000 to $15,000.
•
The annual cash retainer payable to each compensation committee member (other than the chairperson) increased from $6,000 to $7,500.

Also in May 2025, the board of directors, based on the recommendation of the compensation committee, amended the non-employee director compensation policy to increase the number of: (i) shares underlying stock options granted to non-employee directors upon the director’s initial election or appointment to our board of directors from 60,000 to 75,000; and (ii) RSUs granted to non-employee directors upon the director’s initial election or appointment to our board of directors from 10,000 to 12,500 RSUs. This increase was approved by the board of directors to align director equity compensation with the median equity compensation paid to non-employee directors at our peer companies.

In January 2026, the board of directors, based on the recommendation of the compensation committee, further revised the non-employee director compensation policy to increase the annual cash retainer paid to the lead independent director from $15,000 to $30,000.

2025 Non-Employee Director Compensation Table

The table below shows the cash fees earned or paid to our non-employee directors, and the stock option awards and RSUs granted to our non-employee directors, during the fiscal year ended December 31, 2025.

Name	Fees Earned or Paid In Cash ($)(1)	Stock Awards ($)(2)(3)	Option Awards ($)(2)(3)	Total ($)
Alexis Borisy	79,375	21,938	90,638	191,951
John Ketchum(4)	83,563	21,938	90,638	196,139
Kanishka Pothula(5)	—	—	—	—
Lesley Ann Calhoun	63,750	21,938	90,638	176,326
Mace Rothenberg, M.D.	57,125	21,938	90,638	169,701
Malte Peters, M.D.(6)	148,315	21,938	981,128	1,151,381

(1) Amounts represent cash compensation earned or paid in cash to our non-employee directors in 2025.

(2) The amounts reported represent the aggregate grant date fair value of stock options and RSUs awarded to our non-employee directors in 2025, calculated in accordance with ASC Topic 718, disregarding the effect of estimated forfeitures related to service-based vesting. See Note 2 and Note 11 to our audited financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2025 as filed with the SEC on March 5, 2026 for a discussion of assumptions made in determining the aggregate grant date fair value of stock option and RSU awards. The amounts presented do not correspond to the actual value that may be recognized by the applicable director upon vesting or exercise of the stock options or the sale of the shares of common stock underlying such stock options or the vesting of RSUs and the sale of the shares received upon the vesting of the RSUs.

(3) The table below shows the aggregate number of shares underlying stock option awards (exercisable and unexercisable) and unvested RSUs held as of December 31, 2025 by each non-employee director who served as a non-employee director during the year ended December 31, 2025:

	Option Awards	Stock Awards
Name	Shares Subject to Outstanding Options	Shares Subject to Outstanding RSUs
Alexis Borisy	276,463	6,250
John Ketchum	125,625	9,584
Kanishka Pothula	—	—
Lesley Ann Calhoun	229,925	6,250
Mace Rothenberg, M.D.	229,925	6,250
Malte Peters, M.D.	413,895	6,250

(4) Mr. Ketchum also received additional cash compensation of $36,438 for consulting services provided to the Company separate from his services as a director in 2025.

(5) Mr. Pothula has waived cash and equity compensation retainers for services on the board of directors.

(6) Dr. Peters received an additional stock option award to purchase 150,000 shares with an aggregate grant date fair value of $890,490 in November 2025 for consulting services provided to the Company separate from his services as a director. Dr. Peters also received additional cash compensation of $94,065 for consulting services provided to the Company separate from his services as a director in 2025.

PROPOSAL NO. 2 – RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2026

We have selected PricewaterhouseCoopers LLP as the independent registered public accounting firm to perform the audit of our consolidated financial statements for the fiscal year ending December 31, 2026, and we are asking you and other stockholders to ratify this selection. PricewaterhouseCoopers LLP has audited our financial statements since 2017 (serving as Tango’s independent registered public accounting firm prior to the Business Combination).

The audit committee annually reviews the independent registered public accounting firm’s independence, including reviewing all relationships between the independent registered public accounting firm and us and any disclosed relationships or services that may impact the objectivity and independence of the independent registered public accounting firm, and the independent registered public accounting firm’s performance. As a matter of good corporate governance, the audit committee and the board of directors determined to submit to stockholders for ratification the appointment of PricewaterhouseCoopers LLP. The majority of the votes properly cast is required in order to ratify the appointment of PricewaterhouseCoopers LLP. In the event that a majority of the votes properly cast do not ratify this appointment of PricewaterhouseCoopers LLP, the audit committee will consider this fact when it appoints the independent registered public accounting firm for the fiscal year ending December 31, 2026. Even if the appointment of PricewaterhouseCoopers LLP is ratified, the audit committee retains the discretion to appoint a different independent registered public accounting firm at any time if it determines that such a change is in the interests of the Company.

We expect that a representative of PricewaterhouseCoopers LLP will attend the Annual Meeting and the representative will have an opportunity to make a statement if he or she so chooses. The representative will also be available to respond to appropriate questions from stockholders.

Vote Required and Board of Directors’ Recommendation

Approval of this proposal requires the affirmative vote of a majority of the votes properly cast for and against such matter. You may vote “FOR,” “AGAINST” or “ABSTAIN” from voting on this proposal. Abstentions and broker “non-votes,” if any, will have no effect on the outcome of this proposal.

The board of directors recommends voting “FOR” Proposal No. 2 to ratify the appointment of PricewaterhouseCoopers as the independent registered public accounting firm for the fiscal year ending December 31, 2026.

Principal Accountant Fees and Services

The following table sets forth the fees of PricewaterhouseCoopers LLP billed to us for each of the last two fiscal years for audit services and billed to us in each of the last two fiscal years for other services. The audit committee approved 100% of the services set forth below.

Fee Category	2025	2024
Audit Fees	$926,000	$1,047,214
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	2,125	2,125
Total Fees	$928,125	$1,049,339

Audit Fees. Audit fees consist of fees billed for the audit of our annual consolidated financial statements, review of the interim consolidated financial statements, and the review of registration statements.

Tax Fees. Tax fees consist of aggregate fees for tax compliance and tax analysis related services.

All Other Fees. All other fees consist of fees for accounting research tools.

Audit Committee Pre-Approval Policy and Procedures

The audit committee has adopted a policy, or the Pre-Approval Policy, that sets forth the procedures and conditions pursuant to which audit and non-audit services proposed to be performed by the independent auditor may be pre-approved. The Pre-Approval Policy generally provides that we will not engage PricewaterhouseCoopers LLP to render any audit, audit-related, tax or permissible non-audit service unless the service is either (i) explicitly approved by the audit committee, or specific pre-approval, or (ii) entered into pursuant to the pre-approval policies and procedures described in the Pre-Approval Policy, or general pre-approval. Unless a type of service to be provided by PricewaterhouseCoopers LLP has received general pre-approval under the Pre-Approval Policy, it requires specific pre-approval by the audit committee or by a designated member of the audit committee to whom the committee has delegated the authority to grant pre-approvals. Any proposed services exceeding pre-approved cost levels or budgeted amounts will also require specific pre-approval. For both types of pre-approval, the audit committee will consider whether such services are consistent with the SEC’s rules on auditor independence. The audit committee will also consider whether the independent auditor is best positioned to provide the most effective and efficient service, for reasons such as its familiarity with the Company’s business, people, culture, accounting systems, risk profile and other factors, and whether the service might enhance the Company’s ability to manage or control risk or improve audit quality. All such factors will be considered as a whole, and no one factor should necessarily be determinative. On an annual basis, the audit committee reviews and generally pre-approves the services (and related fee levels or budgeted amounts) that may be provided by PricewaterhouseCoopers LLP without first obtaining specific pre-approval from the audit committee. The audit committee may revise the list of general pre-approved services from time to time, based on subsequent determinations.

REPORT OF THE AUDIT COMMITTEE

This report is submitted by the audit committee of the board of directors (the “Board”) of Tango Therapeutics, Inc. (the “Company”). The audit committee consists of the three directors whose names appear below. None of the members of the audit committee is an officer or employee of the Company, and the Board has determined that each member of the audit committee is “independent" for audit committee purposes as that term is defined under Rule 10A-3 of the Exchange Act, and the applicable rules of the Nasdaq Stock Market LLC (“Nasdaq”). Each member of the audit committee meets the requirements for financial literacy under the applicable rules and regulations of the SEC and Nasdaq. The Board has designated Ms. Calhoun and Mr. Lee as “audit committee financial experts,” as defined under the applicable rules of the SEC. The audit committee operates under a written charter adopted by the Board.

The audit committee's general role is to assist the Board in monitoring our financial reporting process and related matters. Its specific responsibilities are set forth in its charter.

The audit committee has reviewed the Company’s consolidated financial statements for 2025 and met with management, as well as with representatives of PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm, to discuss the consolidated financial statements. The audit committee also discussed with members of PricewaterhouseCoopers LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the U.S. Securities and Exchange Commission.

In addition, the audit committee received the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the audit committee concerning independence, and discussed with members of PricewaterhouseCoopers LLP its independence from the Company.

Based on these discussions, the financial statement review and other matters it deemed relevant, the audit committee recommended to the Board that the Company's audited consolidated financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

The information contained in this audit committee report shall not be deemed to be “soliciting material,” “filed” or incorporated by reference into any past or future filing under the Securities Exchange Act of 1934 or the Securities Act of 1933 unless and only to the extent that the Company specifically incorporates it by reference.

Audit Committee of the Board of Directors of Tango Therapeutics, Inc.

Lesley Ann Calhoun (Chairman)

John Ketchum

Sung Lee

PROPOSAL NO. 3 – non-binding, advisory vote TO APPROVE the compensation of our named executive officers

Until 2025, we were an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, as amended; therefore, we were not required to hold a non-binding, advisory vote to approve the compensation of our NEOs, commonly known as a “Say-on-Pay” vote. Under the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, and Section 14A of the Exchange Act, our stockholders are entitled to vote in such Say-on-Pay vote to approve, on a non-binding, advisory basis, the compensation of our NEOs as disclosed in this proxy statement at least once every three years. In addition, we are required under the Dodd-Frank Act and the Exchange Act to solicit our stockholders, at least once every six years, to vote, on a non-binding, advisory basis, on the frequency of such say-on-pay vote, or a say-on-frequency vote. At our 2025 Annual Meeting of Stockholders, the stockholders indicated their preference that we solicit a say-on-pay vote every year. Our board of directors is committed to sound corporate governance, and as part of that commitment and consistent with the preference of our stockholders, we are again asking the stockholders to approve, on a non-binding, advisory basis, the compensation of our NEOs as disclosed in this proxy statement in accordance with SEC rules. Our next non-binding, advisory say-on-frequency vote will be held before or during 2031.

Although this is a non-binding advisory vote, because we value the opinion of our stockholders, our board of directors and our compensation committee will consider the outcome of the “Say-on-Pay” vote described in this Proposal No. 3, as well as feedback received throughout the year, when making compensation determinations for our executive officers in the future.

This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the compensation philosophy, policies and practices described in this proxy statement. The compensation of our NEOs subject to the vote is disclosed under the “Executive Compensation” section, the compensation tables, and related narrative disclosure that accompanies the compensation tables contained in this proxy statement. As discussed in those disclosures, we believe that our compensation policies and decisions are designed to reward performance, are strongly aligned with our stockholders’ interests and are consistent with current market practices. Compensation of our NEOs is designed to enable us to attract, motivate, and retain talented and experienced executives to lead us successfully in a competitive environment. Accordingly, we are asking our stockholders to cast a non-binding, advisory vote FOR the following resolution:

RESOLVED, that the compensation of our named executive officers, as disclosed pursuant to the rules of the Securities and Exchange Commission, including the Executive Compensation section, compensation tables and related narrative disclosures contained in this proxy statement, is hereby APPROVED.

This vote is advisory, and therefore not binding on us, the board of directors, or our compensation committee. However, our board of directors and compensation committee value your opinion and intend to consider the outcome of the vote when making compensation decisions in the future.

Vote Required and Board of Directors’ Recommendation

A majority of the votes properly cast FOR this proposal is required to approve, on a non-binding, advisory basis, the 2025 compensation of our NEOs. Shares that are voted “abstain” and broker non-votes, if any, will have no effect on the outcome of this proposal.

The board of directors unanimously recommends voting “FOR” Proposal No. 3 to approve, on a non-binding, advisory basis, the compensation of our NEOs.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information, to the extent known by us or ascertainable from public filings, with respect to the beneficial ownership of our common stock as of April 1, 2026 by:

•
each person, or group of affiliated persons, known by us to be the beneficial owner of more than 5% of Tango’s outstanding common stock;
•
each of Tango’s named executive officers and directors; and
•
all of Tango’s executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she, or it possesses sole or shared voting or investment power over that security. Under those rules, beneficial ownership includes securities that the individual or entity has the right to acquire, such as through the exercise of stock options or the vesting of RSUs, within 60 days of April 1, 2026. Shares subject to RSU awards that vest within 60 days of April 1, 2026, are considered outstanding and beneficially owned by the person holding such options or RSU awards for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Except as noted by footnote, and subject to community property laws where applicable, based on the information provided to us, we believe that the persons and entities named in the table below have sole voting and investment power with respect to all shares shown as beneficially owned by them. Unless otherwise noted, the business address of each of our directors and executive officers is 201 Brookline Avenue, Suite 901, Boston, MA 02215. The percentage of beneficial ownership is calculated based on 144,162,843 shares of common stock outstanding as of April 1, 2026.

Name and Address of Beneficial Owner	Number of Shares	%
Named Executive Officers and Directors:
Malte Peters, M.D.(1)	290,770	*
Daniella Beckman(2)	1,405,752	1.0
Adam Crystal, M.D., Ph.D.(3)	807,656	*
Barbara Weber, M.D.(4)	5,951,754	4.1
Alexis Borisy(5)	284,588	*
Lesley Ann Calhoun(6)	233,050	*
Mace Rothenberg, M.D.(7)	238,050	*
John Ketchum(8)	128,854	*
Sung Lee(9)	6,666	*
Kanishka Pothula(10)	-	*
Executive Officers and Directors as a group (10 individuals)	9,347,140	6.5
5% Stockholders:
TCG Crossover II(11)	13,521,839	9.4
Adage Capital Management, L.P.(12)	10,607,924	7.4
Woodline Partners LP(13)	10,072,225	7.0
Entities affiliated with Blackrock, Inc.(14)	8,477,165	5.9

* Less than one percent.

(1) Consists of 11,250 shares of common stock and options to purchase 279,520 shares of common stock exercisable within 60 days of April 1, 2026.

(2) Consists of 131,689 shares of common stock and options to purchase 1,274,063 shares of common stock exercisable within 60 days of April 1, 2026. Ms. Beckman served as the Company’s Chief Financial Officer until April 15, 2026.

(3) Consists of 144,987 shares of common stock and options to purchase 662,689 shares of common stock exercisable within 60 days of April 1, 2026.

(4) Consists of 1,550,540 shares of common stock and options to purchase 4,401,214 shares of common stock exercisable within 60 days of April 1, 2026.

(5) Consists of 11,250 shares of common stock and options to purchase 273,338 shares of common stock exercisable within 60 days of April 1, 2026.

(6) Consists of 6,250 shares of common stock and options to purchase 226,800 shares of common stock exercisable within 60 days of April 1, 2026.

(7) Consists of 11,250 shares of common stock and options to purchase 226,800 shares of common stock exercisable within 60 days of April 1, 2026.

(8) Consists of 11,354 shares of common stock and options to purchase 117,500 shares of common stock exercisable within 60 days of April 1, 2026.

(9) Consists of options to purchase 6,666 shares of common stock exercisable within 60 days of April 1, 2026.

(10) Mr. Pothula has waived all equity or cash compensation for service as a non-employee director.

(11) This information is solely based on a Schedule 13 filed by TCG Crossover Fund II, L.P., or TCG Crossover II, and TCG Crossover GP II, LLC, or TCG Crossover GP II with the SEC on February 17, 2026. These securities are held of record by TCG Crossover II. TCG Crossover GP II is the general partner of TCG Crossover II and may be deemed to have voting, investment, and dispositive power with respect to these securities. Chen Yu is the sole managing member of TCG Crossover GP II and may be deemed to share voting, investment and dispositive power with respect to these securities. The address of the principal business office of TCG Crossover II and TCG Crossover GP II is 245 Lytton Ave., Suite 350, Palo Alto, CA 94301.

(12) This information is solely based on a Schedule 13G filed by Adage Capital Management, L.P., or ACM, Adage Capital Partners, L.P., or ACP”, Robert Atchinson and Phillip Gross, the SEC on February 12, 2026. ACP directly holds shares of common stock. ACM serves as the investment manager of ACP and, accordingly, may be deemed to beneficially own the securities held by ACP. Mr. Atchinson, as the managing member of Adage Capital Advisors, L.L.C., or ACA, and Adage Capital Partners GP, L.L.C., or ACPGP, the general partner of ACP, and as the managing member of Adage Capital Partners LLC, or ACPLLC, the general partner of ACM, controls ACPGP and ACPLLC and, accordingly, may be deemed to beneficially own the securities held by ACP. Mr. Gross, as the managing member of ACA and ACPGP and as the managing member of ACPLLC, controls ACPGP and ACPLLC and, accordingly, may be deemed to beneficially own the securities held by ACP. The address of the principal business office of ACM, ACP, Robert Atchinsom and Phillip Gross is 200 Clarendon Street, 52nd Floor, Boston, Massachusetts 02116.

(13) This information is solely based on a Schedule 13G filed by Woodline Partners LP, or Woodline Partners, with the SEC on February 17, 2026. The reported securities are shares of common stock of the Company, held directly by Woodline Master Fund LP, or the Woodline Fund. Woodline Partners serves as the investment adviser to the Woodline Fund and may be deemed to have voting, investment, and dispositive power with respect to these securities. The address of the principal business office of Woodline Partners is 4 Embarcadero Center, Suite 3450, San Francisco, CA 94111.

(14) This information is solely based on a Schedule 13G filed by certain business units, or collectively, the Reporting Business Units, of BlackRock, Inc. and its subsidiaries and affiliates with the SEC on January 21, 2026. The securities reported are beneficially owned, or deemed to be beneficially owned, by the Reporting Business Units. The address of the principal business office of BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The following is a description of transactions or series of similar transactions since January 1, 2025 (other than the compensation agreements and other arrangements described under the sections entitled “Executive Compensation” and “Director Compensation” in this proxy statement) to which:

•
we were, or will be, a participant;
•
the amount involved exceeded, or will exceed, $120,000; and
•
in which any director, executive officer, holder of 5% or more of any class of our capital stock or any member of the immediate family of, or entities affiliated with, any of the foregoing persons, had, or will have, a direct or indirect material interest.

We believe that all of the transactions described below were made on terms no less favorable to us than could have been obtained from unaffiliated third parties.

Consulting Agreement with Malte Peters, M.D.

In October 2025, the Company and Dr. Peters entered into a consulting agreement under which Dr. Peters received $94,065 of cash compensation and equity compensation equal to a value of $890,490 to support the Company's work on key initiatives related to the initiation of our planned pivotal study in second line pancreatic cancer and advancing our late-stage development capabilities. The audit committee and disinterested members of the compensation committee and board of directors reviewed and approved the terms of the consulting agreement. Dr. Peters became our President and CEO in January 2026, the consulting agreement between the Company and Dr. Peters was terminated effective January 8, 2026, and the compensation committee was reconstituted at that time.

Indemnification Agreements

We are party to indemnity agreements with our directors and executive officers. These agreements, among other things, require us to indemnify these individuals for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts reasonably incurred by such persons in any action or proceeding, including any action by or in our right, on account of any services undertaken by such person on behalf of our Company or that person’s status as a member of our board of directors or as an executive officer to the maximum extent allowed under Delaware law.

Policies for Approval of Related Party Transactions

Our audit committee reviews and approves transactions with directors, officers and holders of 5% or more our capital stock and their affiliates, or each, related party. Prior to the transaction, the material facts as to the related party’s relationship or interest in the transaction are disclosed to our audit committee prior to their consideration of such transaction, and the transaction is not considered approved unless approved by the audit committee. Further, when stockholders are entitled to vote on a transaction with a related party, the material facts of the related party’s relationship or interest in the transaction are disclosed to the stockholders, who must approve the transaction in good faith.

Policies and Procedures for Related Party Transactions

We have adopted a written related person transaction policy that sets forth the following policies and procedures for the review and approval or ratification of related person transactions.

A “Related Person Transaction” is a transaction, arrangement or relationship in which we or any of our subsidiaries was, is or will be a participant, the amount of which involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest. A “Related Person” means:

•
any person who is, or at any time during the applicable period was, one of our officers, directors or director nominee;
•
any person who is known by us to be the beneficial owner of more than 5% of our voting stock;
•
any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, daughter-in-law, brother-in-law or sister-in-law of a director, officer or a beneficial owner of more than 5% of its voting stock, and any person (other than a tenant or employee) sharing the household of such director, officer or beneficial owner of more than 5% of our voting stock; and
•
any firm, corporation or other entity in which any of the foregoing persons is a partner or principal or in a similar position or in which such person has a 10% or greater beneficial ownership interest.

We have policies and procedures designed to minimize potential conflicts of interest arising from any dealings we may have with our affiliates and to provide appropriate procedures for the disclosure of any real or potential conflicts of interest that may exist from time to time. The audit committee has the responsibility to review related party transactions.

ADDITIONAL INFORMATION AND OTHER BUSINESS

Householding

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our documents, including the annual report to stockholders and proxy statement, may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you upon written or oral request to Tango Therapeutics, Inc., 201 Brookline Avenue, Suite 901, Boston, Massachusetts 02215, Attention: Corporate Secretary, telephone: (857) 320-4900. If you want to receive separate copies of the proxy statement or annual report to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone number.

Stockholder Proposals

A stockholder who would like to have a proposal considered for inclusion in our 2027 proxy statement must submit the proposal in accordance with the procedures outlined in Rule 14a-8 so that it is received by us no later than December 18, 2026. In addition, to comply with the SEC’s universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 6, 2027. However, if the date of the 2027 Annual Meeting of Stockholders is changed by more than 30 days from the date of the previous year’s meeting, then the deadline is a reasonable time before we begin to print and send our proxy statement for the 2027 Annual Meeting of Stockholders. SEC rules set standards for eligibility and specify the types of stockholder proposals that may be excluded from a proxy statement. Stockholder proposals should be addressed to Tango Therapeutics, Inc., 201 Brookline Avenue, Suite 901, Boston, Massachusetts 02215, Attention: Corporate Secretary.

If a stockholder wishes to propose a nomination of persons for election to our board of directors or present a proposal at an annual meeting but does not wish to have the proposal considered for inclusion in our proxy statement and proxy card, our bylaws establish an advance notice procedure for such nominations and proposals. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the board of directors or by a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered timely notice in proper form to our corporate secretary of the stockholder’s intention to bring such business before the meeting.

The required notice must be in writing and received by our corporate secretary at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. However, in the event that the date of the annual meeting is advanced by more than 30 days, or delayed by more than 60 days, from the first anniversary of the preceding year’s annual meeting, a stockholder’s notice must be so received no earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (A) the 90th day prior to such annual meeting and (B) the tenth day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs. For stockholder proposals to be brought before the 2027 Annual Meeting of Stockholders, the required notice must be received by our Corporate Secretary at our principal executive offices no earlier than February 4, 2027 and no later than March 6, 2027. Stockholder proposals and the required notice should be addressed to Tango Therapeutics, Inc., 201 Brookline Avenue, Suite 901, Boston, Massachusetts 02215, Attention: Corporate Secretary.

Other Matters

Our board of directors does not know of any other matters to be brought before the Annual Meeting. If any other matters not mentioned in this proxy statement are properly brought before the meeting, the individuals named in the enclosed proxy intend to use their discretionary voting authority under the proxy to vote the proxy in accordance with their best judgment on those matters.

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on June 3, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/TNGX2026**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on June 3, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V90757-P50670 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

TANGO THERAPEUTICS, INC.

The Board of Directors recommends you vote FOR the following:

1. Election of Class II Directors

Company Nominees:	For	Withhold
1a. Malte Peters, M.D.	☐	☐
1b. Kanishka Pothula	☐	☐
1c. Mace Rothenberg, M.D.	☐	☐

The Board of Directors recommends you vote FOR the following proposals:	For	Against	Abstain
2. To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026.	☐	☐	☐
3. To approve, on a non-binding, advisory basis, the compensation of our named executive officers.	☐	☐	☐

NOTE: The Board of Directors will consider and act upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V90758-P50670

TANGO THERAPEUTICS, INC.
Annual Meeting of Shareholders
June 4, 2026 9:00 AM EDT
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Malte Peters, M.D., Daniella Beckman and Julie Fogarty, or any of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of TANGO THERAPEUTICS, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 9:00 AM EDT on June 4, 2026, virtually at www.virtualshareholdermeeting.com/TNGX2026, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side